EXHIBIT 4.3



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              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   (Depositor)


                                       and


                          KEYBANK NATIONAL ASSOCIATION
                                    (Seller)


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                        MORTGAGE LOAN PURCHASE AGREEMENT


                          Dated as of November 1, 2004


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                                TABLE OF CONTENTS



Section 1.   Transactions on or Prior to the Closing Date.......................
Section 2.   Closing Date Actions...............................................
Section 3.   Conveyance of Mortgage Loans.......................................
Section 4.   Depositor's Conditions to Closing..................................
Section 5.   Seller's Conditions to Closing.....................................
Section 6.   Representations and Warranties of Seller...........................
Section 7.   Obligations of Seller..............................................
Section 8.   Crossed Mortgage Loans.............................................
Section 9.   Rating Agency Fees; Costs and Expenses Associated with a Defeasance
Section 10.  Representations and Warranties of Depositor........................
Section 11.  Survival of Certain Representations, Warranties and Covenants......
Section 12.  Transaction Expenses...............................................
Section 13.  Recording Costs and Expenses.......................................
Section 14.  Notices............................................................
Section 15.  Examination of Mortgage Files......................................
Section 16.  Successors.........................................................
Section 17.  Governing Law......................................................
Section 18.  Severability.......................................................
Section 19.  Further Assurances.................................................
Section 20.  Counterparts.......................................................
Section 21.  Treatment as Security Agreement....................................
Section 22.  Recordation of Agreement...........................................



Schedule I     Schedule of Transaction Terms
Schedule II    Mortgage Loan Schedule
Schedule III   Mortgage Loans Constituting Mortgage Groups
Schedule IV    Mortgage Loans with Lost Notes
Schedule V     Exceptions to Seller's Representations and Warranties


Exhibit A      Representations and Warranties Regarding the Mortgage Loans
Exhibit B      Form of Lost Note Affidavit

                        MORTGAGE LOAN PURCHASE AGREEMENT

            This Mortgage Loan Purchase Agreement (this "Agreement"), dated as of November 1, 2004, is made by and between KEYBANK NATIONAL ASSOCIATION, a national banking association ("Seller"), and CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation ("Depositor").


                                    RECITALS

            I. Capitalized terms used herein without definition have the meanings ascribed to them in the Schedule of Transaction Terms attached hereto as Schedule I, which is incorporated herein by this reference, or, if not defined therein, in the Pooling and Servicing Agreement specified on such Schedule of Transaction Terms.

            II. On the Closing Date, and on the terms set forth herein, Seller has agreed to sell to Depositor and Depositor has agreed to purchase from Seller the mortgage loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Schedule II (each such mortgage loan, a "Mortgage Loan" and, collectively, the "Mortgage Loans"). Depositor intends to deposit the Mortgage Loans and other assets into a trust fund (the "Trust Fund") created pursuant to the Pooling and Servicing Agreement and to cause the issuance of the Certificates.


                                    AGREEMENT

            NOW, THEREFORE, on the terms and conditions set forth below and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Depositor and Seller agree as follows:

            Section 1. Transactions on or Prior to the Closing Date. On or prior to the Closing Date, Seller shall have delivered the Mortgage Files with respect to each of the Mortgage Loans listed in the Mortgage Loan Schedule to Wells Fargo Bank, N.A. as trustee (the "Trustee") or its designee, against receipt by Seller of a written receipt, pursuant to an arrangement between Seller and the Trustee; provided, however, that item (xvi) in the definition of Mortgage File (below) shall be delivered to the applicable Master Servicer for inclusion in the Servicer File (defined below) with a copy delivered to the Trustee for inclusion in the Mortgage File; and provided, further, that Seller shall pay (or cause the related Borrower to pay) any costs of the assignment or amendment of each letter of credit described under said item (xvi) required in order for the Trustee to draw on such letter of credit pursuant to the terms of the Pooling and Servicing Agreement and shall deliver the related assignment or amendment documents within thirty (30) days after the Closing Date. In addition, prior to such assignment or amendment of a letter of credit, Seller will take all necessary steps to enable the applicable Master Servicer to draw on the related letter of credit on behalf of the Trustee pursuant to the terms of the Pooling and Servicing Agreement, including, if necessary, drawing on the letter of credit in its own name pursuant to written instructions to draw from the applicable Master Servicer and upon receipt, immediately remitting the proceeds of such draw (or causing such proceeds to be remitted) to the applicable Master Servicer.

            Section 2. Closing Date Actions. The sale of the Mortgage Loans shall take place on the Closing Date, subject to and simultaneously with the deposit of the Mortgage Loans into the Trust Fund, the issuance of the Certificates and the sale of (a) the Publicly Offered Certificates by Depositor to the Underwriters pursuant to the Underwriting Agreement and (b) the Private Certificates by Depositor to the Initial Purchaser pursuant to the Certificate Purchase Agreement. The closing (the "Closing") shall take place at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, New York 10038, or such other location as agreed upon between the parties hereto. On the Closing Date, the following actions shall take place in sequential order on the terms set forth herein:

            (i) Seller shall sell to Depositor, and Depositor shall purchase from Seller, the Mortgage Loans pursuant to this Agreement for the Mortgage Loan Purchase Price payable in accordance with instructions previously provided to Depositor by Seller. The Mortgage Loan Purchase Price shall be paid by Depositor to Seller or at its direction by wire transfer in immediately available funds to an account designated by Seller on or prior to the Closing Date. The "Mortgage Loan Purchase Price" shall be the price mutually agreed upon as such in writing between Depositor and Seller.

            (ii) Pursuant to the terms of the Pooling and Servicing Agreement, Depositor shall sell all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Holders of the Certificates.

            (iii) Depositor shall sell to the Underwriters, and the Underwriters shall purchase from Depositor, the Publicly Offered Certificates pursuant to the Underwriting Agreement, and Depositor shall sell to the Initial Purchaser, and the Initial Purchaser shall purchase from Depositor, the Private Certificates pursuant to the Certificate Purchase Agreement.

            (iv) The Underwriters will offer the Publicly Offered Certificates for sale to the public pursuant to the Prospectus and the Prospectus Supplement and the Initial Purchaser will privately place certain classes of the Private Certificates pursuant to the Offering Circular.

            Section 3. Conveyance of Mortgage Loans. On the Closing Date, Seller shall sell, convey, assign and transfer, subject to any related servicing rights of any applicable Master Servicer under, and/or any applicable Primary Servicer contemplated by, the Pooling and Servicing Agreement, without recourse except as provided herein, to Depositor, free and clear of any liens, claims or other encumbrances, all of Seller's right, title and interest in, to and under: (i) each of the Mortgage Loans identified on the Mortgage Loan Schedule and (ii) all property of Seller described in Section 21(b) of this Agreement, including, without limitation, (A) all scheduled payments of interest and principal due on or with respect to the Mortgage Loans after the Cut-off Date and (B) all other payments of interest, principal or prepayment premiums received on or with respect to the Mortgage Loans after the Cut-off Date, other than any such payments of interest or principal or prepayment premiums that were due on or prior to the Cut-off Date. The Mortgage File for each Mortgage Loan shall contain the following documents on a collective basis:

            (i) the original Note (or with respect to those Mortgage Loans listed in Schedule IV hereto, a "lost note affidavit" substantially in the form of Exhibit B hereto and a true and complete copy of the Note), bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the Mortgage Loan Originator either in blank or to Seller, and further endorsed (at the direction of Depositor given pursuant to this Agreement) by Seller, on its face or by allonge attached thereto, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C4, without recourse, representation or warranty, express or implied";

            (ii) a duplicate original Mortgage or a counterpart thereof or, if such Mortgage has been returned by the related recording office, (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals, certified copies or copies from the applicable recording office) of any intervening assignments thereof from the Mortgage Loan Originator to Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

            (iii) an original assignment of the Mortgage, in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from Seller (or the Mortgage Loan Originator) either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C4";

            (iv) an original, counterpart or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), and the originals, counterparts or copies of any intervening assignments thereof from the Mortgage Loan Originator of the Loan to Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording thereon;

            (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C4";

            (vi) an original or true and complete copy of any related Security Agreement (if such item is a document separate from the Mortgage), and the originals or copies of any intervening assignments thereof from the Mortgage Loan Originator to Seller;

            (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), from Seller (or the Mortgage Loan Originator) either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C4," which assignment may be included as part of an omnibus assignment covering other documents relating to the Mortgage Loan (provided that such omnibus assignment is effective under applicable law);

            (viii) originals or copies of all (A) assumption agreements, (B) modifications, (C) written assurance agreements and (D) substitution agreements, together with any evidence of recording thereon or in the form submitted for recording, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Mortgage Loan has been assumed;

            (ix) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, the original or a copy of a binding written commitment (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing by the related title insurance company) or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the Mortgage as a first lien on the related Mortgaged Property, relating to such Mortgage Loan;

            (x) the original or a counterpart of any guaranty of the obligations of the Borrower under the Mortgage Loan;

            (xi) UCC acknowledgement, certified or other copies of all UCC Financing Statements and continuation statements which show the filing or recording thereof (including the filing number or other similar filing information) or, alternatively, other evidence of filing or recording (including the filing number or other similar filing information) acceptable to the Trustee (including, without limitation, evidence of such filed or recorded UCC Financing Statement as shown on a written UCC search report from a reputable search firm, such as Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof), sufficient to perfect (and maintain the perfection of) the security interest held by the Mortgage Loan Originator (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property, and original UCC Financing Statement assignments, in a form suitable for filing or recording, sufficient to assign each such UCC Financing Statement to the Trustee;

            (xii) the original or copy of the power of attorney (with evidence of recording thereon) granted by the Borrower if the Mortgage, Note or other document or instrument referred to above was not signed by the Borrower;

            (xiii) with respect to any debt of a Borrower or mezzanine borrower permitted under the related Mortgage Loan, an original or copy of a subordination agreement, standstill agreement or other intercreditor, co-lender or similar agreement relating to such other debt, if any, including any mezzanine loan documents or preferred equity documents, and a copy of the promissory note relating to such other debt (if such other debt is also secured by the related Mortgage);

            (xiv) with respect to any Cash Collateral Accounts and Lock-Box Accounts, an original or copy of any related account control agreement and a copy of the UCC Financing Statements, if any, submitted for filing with respect to Seller's security interest in the Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (together with UCC Financing Statement assignments in a form suitable for filing or recording, sufficient to transfer such security interest to the Trustee on behalf of the Certificateholders);

            (xv) an original or copy of any related Loan Agreement (if separate from the related Mortgage), and an original or copy of any related Lock-Box Agreement or Cash Collateral Account Agreement (if separate from the related Mortgage and Loan Agreement);

            (xvi) the originals and copies of letters of credit, if any, relating to the Mortgage Loans and amendments thereto which entitles the Trust to draw thereon; provided that in connection with the delivery of the Mortgage File to the Trust, such originals shall be delivered to the applicable Master Servicer and copies thereof shall be delivered to the Trustee;

            (xvii) any related environmental insurance policy and any environmental guarantee or indemnity agreement or copies thereof; (xviii) the original or a copy of the ground lease, ground lease memorandum and ground lease estoppels, if any, and any amendments, modifications or extensions thereto, if any, or certified copies thereof;

            (xix) the original or copy of any property management agreement;

            (xx) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer/assignment documents; and

            (xxi) a checklist of the documents included in the subject Mortgage File.

            Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan, Seller cannot deliver, or cause to be delivered, an original, counterpart or certified copy, as applicable, of any of the documents and/or instruments required to be delivered pursuant to clauses (ii), (iv), (viii),
(xi) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) and (xii) of the last sentence of the first paragraph of this Section 3, with evidence of recording or filing thereon on the Closing Date, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, Seller: (i) shall deliver, or cause to be delivered, to the Trustee or its designee a duplicate original or true copy of such document or instrument certified by the applicable public recording or filing office, the applicable title insurance company or Seller to be a true and complete duplicate original or copy of the original thereof submitted for recording or filing; and (ii) shall deliver, or cause to be delivered, to the Trustee or its designee either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate public recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, within 120 days after the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days (provided that Seller, as certified in writing to the Trustee prior to each such 45-day extension, is in good faith attempting to obtain from the appropriate recording or filing office such original or photocopy). Compliance with this paragraph will satisfy Seller's delivery requirements under this
Section 3 with respect to the subject document(s) and instrument(s).

            Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan, Seller cannot deliver, or cause to be delivered, an original, counterpart or certified copy, as applicable, of any of the documents and/or instruments required to be delivered pursuant to clauses (ii), (iv), (viii),
(xi) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) and (xii) of the last sentence of the first paragraph of this Section 3, with evidence of recording or filing thereon for any other reason, including without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of this Agreement shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the related Mortgage File if a photocopy of such non-delivered document or instrument (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof as filed or recorded) is delivered to the Trustee or its designee on or before the Closing Date.

            Notwithstanding the foregoing, in the event that Seller cannot deliver any UCC Financing Statement assignment with the filing or recording information of the related UCC Financing Statement with respect to any Mortgage Loan, solely because such UCC Financing Statement has not been returned by the public filing or recording office where such UCC Financing Statement has been delivered for filing or recording, Seller shall so notify the Trustee or its designee and shall not be in breach of its obligations with respect to such delivery, provided that Seller promptly forwards such UCC Financing Statement to the Trustee or its designee upon its return, together with the related original UCC Financing Statement assignment in a form appropriate for filing or recording.

            Notwithstanding the foregoing, Seller may, at its sole cost and expense, but is not obligated to, engage a third-party contractor to prepare or complete in proper form for filing or recording any and all assignments of Mortgage, assignments of Assignments of Leases and assignments of UCC Financing Statements to the Trustee to be delivered pursuant to clauses (iii), (v) and
(xi) of the last sentence of the first paragraph of this Section 3 (collectively, the "Assignments"), to submit those Assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver those Assignments to the Trustee or its designee as those Assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing or recording indicated thereon. However, in the event Seller engages a third-party contractor as contemplated in the immediately preceding sentence, the rights, duties and obligations of Seller pursuant to this Agreement remain binding on Seller; and, if Seller does not engage a third party as contemplated by the immediately preceding sentence, then Seller will still be liable for recording and filing fees and expenses of the Assignments as and to the extent contemplated by
Section 13 hereof.

            Within ten (10) Business Days after the Closing Date, Seller shall deliver the Servicer Files with respect to each of the Mortgage Loans to the applicable Master Servicer (or, if applicable, to a Sub-Servicer (with a copy to the applicable Master Servicer) at the direction of the applicable Master Servicer), under the Pooling and Servicing Agreement on behalf of the Trustee in trust for the benefit of the Certificateholders. Each such Servicer File shall contain all documents and records in Seller's possession relating to such applicable Mortgage Loans (including reserve and escrow agreements, cash management agreements, lockbox agreements, financial statements, operating statements and any other information provided by the respective Borrower from time to time, but excluding any documents and other writings not enumerated in this parenthetical that have been prepared by Seller or any of its Affiliates solely for internal credit analysis or other internal uses or any attorney-client privileged communication) that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with copies of all instruments and documents which are required to be a part of the related Mortgage File in accordance with the definition thereof.

            For purposes of this Section 3, and notwithstanding any contrary provision hereof or of the definition of "Mortgage File," if there exists with respect to any group of Crossed Mortgage Loans only one original or certified copy of any document or instrument described in the definition of "Mortgage File" which pertains to all of the Crossed Mortgage Loans in such group of Crossed Mortgage Loans, the inclusion of the original or certified copy of such document or instrument in the Mortgage File for any of such Crossed Mortgage Loans and the inclusion of a copy of such original or certified copy in each of the Mortgage Files for the other Crossed Mortgage Loans in such group of Crossed Mortgage Loans, shall be deemed the inclusion of such original or certified copy, as the case may be, in the Mortgage File for each such Crossed Mortgage Loan.

            Seller shall, promptly after the Closing Date, but in all events within three (3) Business Days after the Closing Date, cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans in the name of Seller or any other name, to be transferred to or at the direction of the applicable Master Servicer (or, if applicable, to a Sub-Servicer at the direction of the applicable Master Servicer).

            The Trustee, as assignee or transferee of Depositor, shall be entitled to all scheduled principal payments due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans, minus that portion of any such payment which is allocable to the period on or prior to the Cut-off Date. All scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off Date, together with the accompanying interest payments, shall belong to Seller.

            Upon the sale of the Mortgage Loans from Seller to Depositor pursuant hereto, the ownership of each Note, the related Mortgage and the contents of the related Mortgage File shall be vested in Depositor and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of Seller as seller of the Mortgage Loans hereunder, exclusive in each case of documents prepared by Seller or any of its Affiliates solely for internal credit analysis or other internal uses or any attorney-client privileged communication, shall immediately vest in Depositor. All Monthly Payments, Principal Prepayments and other amounts received by Seller and not otherwise belonging to Seller pursuant to this Agreement shall be sent by Seller within three (3) Business Days after Seller's receipt thereof to the applicable Master Servicer via wire transfer for deposit by the applicable Master Servicer into the Collection Account.

            Seller shall, under generally accepted accounting principles ("GAAP"), report its transfer of the Mortgage Loans to Depositor, as provided herein, as a sale of the Mortgage Loans to Depositor in exchange for the consideration specified in Section 2 hereof. In connection with the foregoing, Seller shall cause all of its financial and accounting records to reflect such transfer as a sale (as opposed to a secured loan). Seller shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent to clearly reflect that the Mortgage Loans have been transferred to Depositor and are no longer available to satisfy claims of Seller's creditors.

            After Seller's transfer of the Mortgage Loans to Depositor, as provided herein, Seller shall not take any action inconsistent with Depositor's ownership (or the ownership by any of Depositor's assignees) of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that Seller is expressly permitted to complete subsequent to the Closing Date, Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by Seller to Depositor.

            Section 4. Depositor's Conditions to Closing. The obligations of Depositor to purchase the Mortgage Loans and pay the Mortgage Loan Purchase Price at the Closing Date under the terms of this Agreement are subject to the satisfaction of each of the following conditions at or before the Closing:

            (a) Each of the obligations of Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of Seller under this Agreement (subject to the exceptions set forth in the Exception Report) shall be true and correct in all material respects as of the Closing Date; no event shall have occurred with respect to Seller or any of the Mortgage Loans and related Mortgage Files which, with notice or the passage of time, would constitute a material default under this Agreement; and Depositor shall have received certificates to the foregoing effect signed by authorized officers of Seller.

            (b) Depositor, or if directed by Depositor, the Trustee or Depositor's attorneys or other designee, shall have received in escrow, all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Depositor and Seller, duly executed by all signatories other than Depositor, as required pursuant to the respective terms thereof:

            (i) the Mortgage Files, subject to the provisos of Section 1 of this Agreement, which shall have been delivered to and held by the Trustee or its designee on behalf of Seller;

            (ii) the Mortgage Loan Schedule;

            (iii) the certificate of Seller confirming its representations and warranties set forth in Section 6(a) (subject to the exceptions set forth in the Exception Report) as of the Closing Date;

            (iv) an opinion or opinions of Seller's counsel, dated the Closing Date, covering various corporate matters and such other matters as shall be reasonably required by Depositor;

            (v) such other certificates of Seller's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as Depositor or its counsel may reasonably request; and

            (vi) all other information, documents, certificates, or letters with respect to the Mortgage Loans or Seller and its Affiliates as are reasonably requested by Depositor in order for Depositor to perform any of it obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to any sale of Mortgage Loans by Depositor as contemplated herein.

            (c) Seller shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after the Closing.

            (d) Seller shall have delivered to the Trustee, on or before the Closing Date, five limited powers of attorney in favor of the Trustee and Special Servicer empowering the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to record, at the expense of Seller, any Mortgage Loan Documents required to be recorded and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files. Seller shall reasonably cooperate with the Trustee and the Special Servicer in connection with any additional powers or revisions thereto that are requested by such parties.

            Section 5. Seller's Conditions to Closing. The obligations of Seller under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

            (a) Each of the obligations of Depositor required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; and all of the representations and warranties of Depositor under this Agreement shall be true and correct in all material respects as of the Closing Date; and no event shall have occurred with respect to Depositor which, with notice or the passage of time, would constitute a material default under this Agreement, and Seller shall have received certificates to that effect signed by authorized officers of Depositor.

            (b) Seller shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Seller and Depositor, duly executed by all signatories other than Seller, as required pursuant to the respective terms thereof:

            (i) an officer's certificate of Depositor, dated as of the Closing Date, with the resolutions of Depositor authorizing the transactions set forth therein, together with copies of the charter, by-laws and certificate of good standing dated as of a recent date of Depositor; and

            (ii) such other certificates of its officers or others, such opinions of Depositor's counsel and such other documents required to evidence fulfillment of the conditions set forth in this Agreement as Seller or its counsel may reasonably request.

            (c) Depositor shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after Closing.

            Section 6. Representations and Warranties of Seller.

            (a) Seller represents and warrants to Depositor as of the date hereof, as follows:

            (i) Seller is duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America. Seller has conducted and is conducting its business so as to comply in all material respects with all applicable statutes and regulations of regulatory bodies or agencies having jurisdiction over it, except where the failure so to comply would not have a materially adverse effect on the performance by Seller of this Agreement, and there is no charge, action, investigation, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of Seller, threatened, which is reasonably likely to materially and adversely affect the performance by Seller of this Agreement or the consummation of transactions contemplated by this Agreement.

            (ii) Seller has the full power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith) and to perform all transactions of Seller contemplated by this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith). Seller has duly authorized the execution, delivery and performance of this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith), and has duly executed and delivered this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith). This Agreement (and each agreement and document executed and delivered by Seller in connection herewith), assuming due authorization, execution and delivery thereof by each other party thereto, constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and by considerations of public policy.

            (iii) Neither the execution, delivery and performance of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by Seller, will (A) conflict with or result in a breach of any of the terms, conditions or provisions of Seller's articles or certificate of incorporation and bylaws or similar type organizational documents, as applicable; (B) conflict with, result in a breach of, or constitute a default or result in an acceleration under, any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (C) conflict with or result in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (D) result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); or (E) result in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon Seller's ability to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith), or materially impair the ability of Depositor to realize on the Mortgage Loans.

            (iv) Seller is solvent and the sale of the Mortgage Loans (1) will not cause Seller to become insolvent and (2) is not intended by Seller to hinder, delay or defraud any of its present or future creditors. After giving effect to its transfer of the Mortgage Loans, as provided herein, the value of Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of Seller's debts and obligations, including contingent and unliquidated debts and obligations of Seller, and Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business. Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature. No proceedings looking toward liquidation, dissolution or bankruptcy of Seller are pending or contemplated.

            (v) No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for
      (A) Seller's execution, delivery and performance of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith), (B) Seller's transfer and assignment of the Mortgage Loans, or
      (C) the consummation by Seller of the transactions contemplated by this Agreement (or any agreement or document executed and delivered by Seller in connection herewith) or, to the extent so required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except for the filing or recording of assignments and other Mortgage Loan Documents contemplated by the terms of this Agreement and except that Seller may not be duly qualified to transact business as a foreign corporation or licensed in one or more states if such qualification or licensing is not necessary to ensure the enforceability of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

            (vi) In connection with its sale of the Mortgage Loans, Seller is receiving new value. The consideration received by Seller upon the sale of the Mortgage Loans constitutes at least fair consideration and reasonably equivalent value for the Mortgage Loans.

            (vii) Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant of Seller contained in this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

            (viii) There are no actions, suits or proceedings pending or, to Seller's knowledge, threatened in writing against Seller which are reasonably likely to draw into question the validity of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith) or which, either in any one instance or in the aggregate, are reasonably likely to materially impair the ability of Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

            (ix) Seller's performance of its duties and obligations under this Agreement (and each agreement or document executed and delivered by Seller in connection herewith) is in the ordinary course of business of Seller and Seller's transfer, assignment and conveyance of the Mortgage Loans pursuant to this Agreement are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction. The Mortgage Loans do not constitute all or substantially all of Seller's assets.

            (x) Seller has not dealt with any Person that may be entitled, by reason of any act or omission of Seller, to any commission or compensation in connection with the sale of the Mortgage Loans to Depositor hereunder except for (A) the reimbursement of expenses as described herein or otherwise in connection with the transactions described in Section 2 hereof and (B) the commissions or compensation owed to the Underwriters or the Initial Purchaser.

            (xi) Seller is not in default or breach of any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound which breach or default would materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

            (xii) The representations and warranties contained in Exhibit A hereto, subject to the exceptions to such representations and warranties set forth on Schedule V hereto, are true and correct in all material respects as of the date hereof with respect to the Mortgage Loans identified on Schedule II.

            (b) Seller hereby agrees that it shall be deemed to make, as of the date of substitution, to and for the benefit of the Trustee as the holder of the Mortgage Loan to be replaced, with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a Mortgage Loan affected by a Material Defect or a Material Breach, pursuant to Section 7 of this Agreement, each of the representations and warranties set forth in Exhibit A hereto (references therein to "Closing Date" being deemed to be references to the "date of substitution" and references therein to "Cut-off Date" being deemed to be references to the "most recent due date for the subject Replacement Mortgage Loan on or before the date of substitution"). From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes.

            Section 7. Obligations of Seller. Each of the representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall survive the sale of the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Notes and notwithstanding subsequent termination of this Agreement or the Pooling and Servicing Agreement. The representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall not be impaired by any review or examination of the Mortgage Files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of Depositor to review or examine such documents and shall inure to the benefit of the initial transferee of the Mortgage Loans from Depositor including, without limitation, the Trustee for the benefit of the Holders of the Certificates, notwithstanding (1) any restrictive or qualified endorsement on any Note, assignment of Mortgage or reassignment of Assignment of Leases or (2) any termination of this Agreement prior to the Closing, but shall not inure to the benefit of any subsequent transferee thereafter.

            If Seller receives notice of a breach of any of the representations or warranties made by Seller with respect to the Mortgage Loans (subject to the exceptions to such representations and warranties set forth in the Exception Report), as of the date hereof in Section 6(a)(xii) or as of the Closing Date pursuant to Section 4(b)(iii) or, in the case of any Replacement Mortgage Loan, as of the date of substitution pursuant to Section 6(b) (in any such case, a "Breach"), or receives notice that (a) any document required to be included in the Mortgage File related to any Mortgage Loan is not in the Trustee's (or its designee's) possession within the time period required herein or (b) such document has not been properly executed or is otherwise defective on its face (clause (a) and clause (b) each, a "Defect" (which term shall include the "Defects" detailed in the immediately following paragraph) in the related Mortgage File), and if such Breach or Defect, as the case may be, materially and adversely affects, or is deemed hereby to materially and adversely affect, the value of any Mortgage Loan or any successor REO Loan with respect thereto or the interests of the Holders of any Class of Certificates (in which case such Breach or Defect shall be a "Material Breach" or a "Material Defect," as applicable), then Seller shall, upon written request of Depositor, the Trustee, the applicable Master Servicer or the applicable Special Servicer, not later than 90 days after the receipt by Seller of such written request (subject to the second succeeding paragraph, the "Initial Resolution Period"): (i) cure such Breach or Defect in all material respects; (ii) repurchase the affected Mortgage Loan at the applicable Purchase Price (as defined in the Pooling and Servicing Agreement); or (iii) substitute, in accordance with the Pooling and Servicing Agreement, one or more Qualified Substitute Mortgage Loans (as defined in the Pooling and Servicing Agreement) for such affected Mortgage Loan (provided that in no event shall any substitution occur later than the second anniversary of the Closing Date) and pay the applicable Master Servicer for deposit into the applicable Collection Account any Substitution Shortfall Amount (as defined in the Pooling and Servicing Agreement) in connection therewith; provided, however, that if (i) such Material Breach or Material Defect is capable of being cured but not within the Initial Resolution Period, (ii) such Material Breach or Material Defect does not cause the related Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code), (iii) Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Defect within the Initial Resolution Period and (iv) Seller has delivered to the Rating Agencies, the applicable Master Servicer, the applicable Special Servicer and the Trustee an Officer's Certificate that describes the reasons that the cure was not effected within the Initial Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates the cure will be effected within the additional 90-day period, then Seller shall have an additional 90 days to cure such Material Defect or Material Breach. If any Breach pertains to a representation or warranty that the related Mortgage Loan Documents or any particular Mortgage Loan Document requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan Document(s), then Seller shall cure such Breach within the Initial Resolution Period by reimbursing the Trust Fund (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Borrower; provided, however, that in the event any such costs and expenses exceed $10,000, Seller shall have the option to either repurchase the related Mortgage Loan at the applicable Purchase Price or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, Seller shall remit the amount of such costs and expenses and upon its making such remittance, Seller shall be deemed to have cured such Breach in all respects. With respect to any repurchase of a Mortgage Loan hereunder or any substitution of one or more Qualified Substitute Mortgage Loans for a Mortgage Loan hereunder, (A) no such substitution may be made in any calendar month after the Determination Date for such month; (B) scheduled payments of principal and interest due with respect to the Qualified Substitute Mortgage Loan(s) after the month of substitution, and scheduled payments of principal and interest due with respect to each Mortgage Loan being repurchased or replaced after the related Cut-off Date and received by the applicable Master Servicer or the applicable Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund; and (C) scheduled payments of principal and interest due with respect to such Qualified Substitute Mortgage Loan(s) during or prior to the month of substitution, and scheduled payments of principal and interest due with respect to each Mortgage Loan being repurchased or replaced and received by the applicable Master Servicer or the applicable Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund, and Seller (or, if applicable, any person effecting the related repurchase or substitution in the place of Seller) shall be entitled to receive such payments promptly following receipt by the applicable Master Servicer or the applicable Special Servicer, as applicable, under the Pooling and Servicing Agreement.

            Any of the following will cause a document in the Mortgage File to be deemed to have a "Material Defect": (a) the absence from the Mortgage File of the original signed Note, unless the Mortgage File contains a signed lost note affidavit and indemnity; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a certified copy of the Mortgage as recorded or as sent for recordation, together with a certificate stating that the original signed Mortgage was sent for recordation, or a copy of the Mortgage and the related recording information; (c) the absence from the Mortgage File of the item called for by clause (ix) of the last sentence of the first paragraph of Section 3 hereof; (d) the absence from the Mortgage File of any intervening assignments required to create an effective assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment as recorded or as sent for recordation, together with a certificate stating that the original intervening assignment was sent for recordation, or a copy of the intervening assignment and the related recording information; or (e) the absence from the Servicer File of any required original letter of credit, provided that such Defect may be cured by any substitute letter of credit or cash reserve on behalf of the related Borrower; or (f) the absence from the Mortgage File of the original or a copy of any required ground lease. In addition, Seller shall cure any Defect described in clause (b), (c), (e) or (f) of the immediately preceding sentence as required in Section 2.02(b) of the Pooling and Servicing Agreement. Notwithstanding anything herein to the contrary, the failure to include a document checklist in a Mortgage File shall in no event constitute a Material Defect.

            Any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed a "Material Defect" or "Material Breach," as applicable, and the Initial Resolution Period for the affected Mortgage Loan shall be 90 days following the earlier of Seller's receipt of notice pursuant to this Section 7 or its discovery of such Defect or Breach (which period shall not be subject to extension).

            If Seller does not, as required by this Section 7, correct or cure a Material Breach or a Material Defect in all material respects within the applicable Initial Resolution Period (as extended pursuant to this Section 7), or if such Material Breach or Material Defect is not capable of being so corrected or cured within such period, then Seller shall repurchase or substitute for the affected Mortgage Loan as provided in this Section 7. If (i) any Mortgage Loan is required to be repurchased or substituted for as provided above, (ii) such Mortgage Loan is a Crossed Mortgage Loan that is a part of a Mortgage Group (as defined below) and (iii) the applicable Breach or Defect does not constitute a Breach or Defect, as the case may be, as to any other Crossed Mortgage Loan in such Mortgage Group (without regard to this paragraph), then the applicable Breach or Defect, as the case may be, will be deemed to constitute a Breach or Defect, as the case may be, as to any other Crossed Mortgage Loan in the Mortgage Group for purposes of the above provisions, and Seller will be required to repurchase or substitute for such other Crossed Mortgage Loan(s) in the related Mortgage Group in accordance with the provisions of this Section 7 unless such other Crossed Mortgage Loans satisfy the Crossed Mortgage Loan Repurchase Criteria (as defined in the Pooling and Servicing Agreement) and Seller can satisfy all other criteria for substitution or repurchase of the affected Mortgage Loan(s) set forth in the Pooling and Servicing Agreement. In the event that one or more of such other Crossed Mortgage Loans satisfy the Crossed Mortgage Loan Repurchase Criteria, Seller may elect either to repurchase or substitute for only the affected Crossed Mortgage Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Mortgage Loans in the related Mortgage Group. Seller shall be responsible for the cost of any Appraisal required to be obtained by the applicable Master Servicer to determine if the Crossed Mortgage Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by Seller (such approval not to be unreasonably withheld). For purposes of this paragraph, a "Mortgage Group" is any group of Mortgage Loans identified as a Mortgage Group on Schedule III to this Agreement.

            Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties (but not all of the Mortgaged Properties) with respect to a Mortgage Loan, Seller will not be obligated to repurchase or substitute for the Mortgage Loan if the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents and the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and (i) Seller provides an opinion of counsel to the effect that such partial release would not cause an Adverse REMIC Event (as defined in the Pooling and Servicing Agreement) to occur, (ii) Seller pays (or causes to be paid) the applicable release price required under the Mortgage Loan Documents and, to the extent not reimbursable out of the release price pursuant to the related Mortgage Loan Documents, any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Trust Fund in connection therewith, including any unreimbursed advances and interest thereon made with respect to the Mortgaged Property that is being released and (iii) such cure by release of such Mortgaged Property is effected within the time periods specified for cure of a Material Breach or Material Defect in this
Section 7.

            The Purchase Price or Substitution Shortfall Amount for any repurchased or substituted Mortgage Loan shall be payable to Depositor or, subsequent to the assignment of the Mortgage Loans to the Trustee, the Trustee as its assignee, by wire transfer of immediately available funds to the account designated by Depositor or the Trustee, as the case may be, and Depositor or the Trustee, as the case may be, upon receipt of such funds (and, in the case of a substitution, receipt of the Mortgage File(s) for the related Qualified Substitute Mortgage Loans(s)), shall promptly release the related Mortgage File and Servicer File or cause them to be released, to Seller and shall execute and deliver such instruments of transfer or assignment as shall be necessary to vest in Seller the legal and beneficial ownership of such Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the related Mortgage Loan Documents.

            It is understood and agreed that the obligations of Seller set forth in this Section 7 constitute the sole remedies available to Depositor and its successors and assigns against Seller respecting any Breach or Defect affecting a Mortgage Loan.

            Section 8. Crossed Mortgage Loans. With respect to any Crossed Mortgage Loan conveyed hereunder, to the extent that Seller repurchases or substitutes for an affected Crossed Mortgage Loan in the manner prescribed above while the Trustee continues to hold any related Crossed Mortgage Loans, Seller and Depositor (on behalf of its successors and assigns) agree to modify upon such repurchase or substitution, the related Mortgage Loan Documents in a manner such that such affected Crossed Mortgage Loan repurchased or substituted by Seller, on the one hand, and any related Crossed Mortgage Loans still held by the Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; provided that Seller shall have furnished the Trustee, at Seller's expense, with an Opinion of Counsel that such modification shall not cause an Adverse REMIC Event; and provided, further, that if such Opinion of Counsel cannot be furnished, Seller and Depositor hereby agree that such repurchase or substitution of only the affected Crossed Mortgage Loans, notwithstanding anything to the contrary herein, shall not be permitted. Any reserve or other cash collateral or letters of credit securing the subject Crossed Mortgage Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan Documents. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof.

            Section 9. Rating Agency Fees; Costs and Expenses Associated with a Defeasance. Seller shall pay all Rating Agency fees associated with an assumption of a Mortgage Loan to the extent such fees have not been paid by the related Borrower and such Borrower is not required to pay them under the terms of the related Mortgage Loan Documents in effect on or before the Closing Date, the payment of which fees shall constitute the sole remedy of any breach by Seller of the parenthetical in representation (xxviii)(1) set forth on Exhibit A hereto. Seller shall pay all reasonable costs and expenses associated with a defeasance of a Mortgage Loan to the extent such costs and expenses have not been paid by the related Borrower and such Borrower is not required to pay them under the terms of the related Mortgage Loan Documents in effect on or before the Closing Date, the payment of which fees shall constitute the sole remedy of any breach by Seller of representation (liii)(F) set forth on Exhibit A hereto.

            Section 10. Representations and Warranties of Depositor. Depositor hereby represents and warrants to Seller as of the date hereof, as follows:

            (a) Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as it is conducted, and is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification (except where the failure to qualify would not have a materially adverse effect on the consummation of any transactions contemplated by this Agreement).

            (b) The execution and delivery by Depositor of this Agreement and the performance of Depositor's obligations hereunder are within the corporate power of Depositor and have been duly authorized by Depositor and neither the execution and delivery by Depositor of this Agreement nor the compliance by Depositor with the provisions hereof, nor the consummation by Depositor of the transactions contemplated by this Agreement, will (i) conflict with or result in a breach of, or constitute a default under, the certificate of incorporation or by-laws of Depositor or, after giving effect to the consents or taking of the actions contemplated by clause (ii) of this paragraph (b), any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Depositor or its properties, or any of the provisions of any material indenture or mortgage or any other material contract or other instrument to which Depositor is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, contract or other instrument or (ii) require any consent of, notice to, or filing with any person, entity or governmental body, which has not been obtained or made by Depositor, except where, in any of the instances contemplated by clause (i) above or this clause (ii), the failure to do so will not have a material and adverse effect on the consummation of any transactions contemplated by this Agreement.

            (c) This Agreement has been duly executed and delivered by Depositor and this Agreement constitutes a legal, valid and binding instrument, enforceable against Depositor in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law) and, as to rights of indemnification hereunder, subject to limitations of public policy under applicable securities laws.

            (d) There is no litigation, charge, investigation, action, suit or proceeding by or before any court, regulatory authority or governmental agency or body pending or, to the knowledge of Depositor, threatened against Depositor the outcome of which could be reasonably expected to materially and adversely affect the consummation of any transactions contemplated by this Agreement.

            Section 11. Survival of Certain Representations, Warranties and Covenants. The respective representations and warranties set forth in or made pursuant to this Agreement, and the respective obligations of the parties hereto under Sections 7 and 13 of this Agreement, will remain in full force and effect, regardless of any investigation or statement as to the result thereof made by or on behalf of any party and will survive payment for the various transfers referred to herein and delivery of the Certificates or termination of this Agreement.

            Section 12. Transaction Expenses. In connection with the Closing (and unless otherwise expressly provided herein, including, without limitation, in Section 13 of this Agreement), Seller shall be responsible for the fees and expenses of its own counsel, and Depositor and Seller agree to pay the other transaction expenses incurred in connection with the transactions herein contemplated as set forth in the Closing Statement (or, if not covered thereby, shall be paid by the party incurring the subject expense).

            Section 13. Recording Costs and Expenses. Seller agrees to reimburse the Trustee or its designee all recording and filing fees and expenses incurred by the Trustee or its designee in connection with the recording or filing of the Mortgage Loan Documents listed in Section 3 of this Agreement, including Assignments. In the event Seller elects to engage a third-party contractor to prepare, complete, file and record Assignments with respect to Mortgage Loans as provided in Section 3 of this Agreement, Seller shall contract directly with such contractor and shall be responsible for such contractor's compensation and reimbursement of recording and filing fees and other reimbursable expenses pursuant to their agreement.

            Section 14. Notices. All demands, notices and communications hereunder shall be in writing and effective only upon receipt, and, (a) if sent to Depositor, will be mailed, delivered or telecopied and confirmed to it at Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Edmund Taylor, Telecopy No.: (212) 743-4756 (with a copy to Casey McCutcheon, Esq., Legal & Compliance Department, Telecopy No.: (917) 326-8433), or such other address or telecopy number as may be designated by Depositor to Seller in writing, or (b) if sent to Seller, will be mailed, delivered or telecopied and confirmed to it at KeyBank National Association, 911 Main Street, Suite 1500, Kansas City, Missouri 64105,
Attention: Clay M. Sublett, Telecopy No.: (816) 221-8848 (with a copy to Robert
C. Bowes, 127 Public Square, Cleveland, Ohio 44114, Telecopy No.: (216) 689-5681), or such other address or telecopy number as may be designated by Seller to Depositor in writing.

            Section 15. Examination of Mortgage Files. Upon reasonable notice, Seller, prior to the Closing Date, will make the Mortgage Files available to Depositor or its agent for examination during normal business hours at Seller's offices or such other location as shall otherwise be agreed upon by Depositor and Seller. The fact that Depositor or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of Depositor or the Trustee (for the benefit of the Certificateholders) to demand cure, repurchase, or other relief as provided herein.

            Section 16. Successors. This Agreement shall inure to the benefit of and shall be binding upon Seller and Depositor and their respective successors, permitted assigns and legal representatives, and nothing expressed in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such Persons and for the benefit of no other Person; it being understood that (a) the indemnities of Seller contained in that certain Indemnification Agreement dated October 27, 2004, among Seller, Depositor, the Initial Purchaser and the Underwriters, relating to, among other things, information regarding the Mortgage Loans in the Prospectus Supplement and the Offering Circular, subject to all limitations therein contained, shall also be for the benefit of the officers and directors of Depositor, the Underwriters and the Initial Purchaser and any person or persons who control Depositor, the Underwriters and the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended, and (b) the rights of Depositor pursuant to this Agreement, subject to all limitations herein contained, including those set forth in Section 7 of this Agreement, may be assigned to the Trustee, for benefit of the Certificateholders, as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to such rights of Depositor hereunder; provided that the Trustee shall have no right to further assign such rights to any other Person. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership.

            Section 17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO CHOICE OF LAW PRINCIPLES.

            Section 18. Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

            Section 19. Further Assurances. Depositor and Seller agree to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

            Section 20. Counterparts. This Agreement may be executed in counterparts (and by each of the parties hereto on different counterparts), each of which when so executed and delivered will be an original, and all of which together will be deemed to constitute but one and the same instrument.

            Section 21. Treatment as Security Agreement. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by Seller to Depositor as provided in this Agreement be, and be construed as, a sale of the Mortgage Loans by Seller to Depositor. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by Seller to Depositor to secure a debt or other obligation of Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of Seller or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans:

            (a) this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state;

            (b) the conveyance provided for in this Agreement shall hereby grant from Seller to Depositor a security interest in and to all of Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

            (i) all accounts, contract rights (including any guarantees), general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in the Mortgage Loans, including the related Notes, Mortgages and title, hazard and other insurance policies, identified on the Mortgage Loan Schedule or that constitute Replacement Mortgage Loans, and all distributions with respect thereto payable after the Cut-off Date;

            (ii) all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the collateral described in clause (i) above (including any accrued discount realized on liquidation of any investment purchased at a discount), in each case, payable after the Cut-off Date; and

            (iii) all cash and non-cash proceeds of the collateral described in clauses (i) and (ii) above payable after the Cut-off Date;

            (c) the possession by Depositor or its assignee of the Notes and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-306, 9-313 and 9-314 thereof) as in force in the relevant jurisdiction;

            (d) notifications to persons holding such property, and acknowledgments, receipts, confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents of, or persons holding for (as applicable), Depositor or its assignee for the purpose of perfecting such security interest under applicable law; and

            (e) Seller at the direction of Depositor or its assignee, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the proceeds thereof, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection herewith, Depositor and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction and may prepare and file such UCC Financing Statements as may be necessary or appropriate to accomplish the foregoing.

            Section 22. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation following the Closing Date in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Seller at Seller's expense at the direction of Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Depositor.

                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Mortgage Loan Purchase Agreement to be duly executed and delivered as of the date first above written.


                                    KEYBANK NATIONAL ASSOCIATION,
                                    as Seller



                                    By: /s/ Clay M. Sublett
                                        ---------------------------------------
                                        Name: Clay M. Sublett
                                        Title: Authorized Official


                                    CREDIT SUISSE FIRST BOSTON MORTGAGE
                                    SECURITIES CORP.,
                                    as Depositor



                                    By: /s/ Jeffrey Altabef
                                        ---------------------------------------
                                        Name: Jeffrey Altabef
                                        Title: Vice President

                                                                      SCHEDULE I


                          SCHEDULE OF TRANSACTION TERMS

            This Schedule of Transaction Terms is appended to and incorporated by reference in the Mortgage Loan Purchase Agreement (the "Agreement"), dated as of November 1, 2004, between KeyBank National Association and Credit Suisse First Boston Mortgage Securities Corp. Capitalized terms used herein without definition have the meanings given them in or by reference in the Agreement or, if not defined in the Agreement, in the Pooling and Servicing Agreement.

            "Affiliate" means with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.

            "Assignments" shall have the meaning given such term in Section 3 of this Agreement.

            "Borrower" means the borrower under a Mortgage Loan.

            "Breach" shall have the meaning given such term in Section 7 of this Agreement.

            "CBA Mortgage Loan" means any Mortgage Loan that constitutes a "CBA A Loan" under the Pooling and Servicing Agreement.

            "Certificate Purchase Agreement" means the Certificate Purchase Agreement, dated October 27, 2004, between Depositor and the Initial Purchaser.

            "Certificates" means the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C4.

            "Closing" shall have the meaning given that term in Section 2 of this Agreement.

            "Closing Date" means November 10, 2004.

            "Closing Statement" means the closing statement dated as of the Closing Date and signed by, among others, the parties to this Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Crossed Mortgage Loan" means any Mortgage Loan which is cross-defaulted and cross-collateralized with any other Mortgage Loan.

            "Cut-off Date" means, individually and collectively, the applicable Due Dates for the respective Mortgage Loans occurring in November 2004.

            "Defect" shall have the meaning given such term in Section 7 of this Agreement.

            "Depositor" shall have the meaning given such term in the first sentence of this Agreement.

            "Environmental Report" means the environmental audit report with respect to each Mortgaged Property delivered to Seller in connection with the related Mortgage, if any.

            "Exception Report" means the exceptions with respect to the representations and warranties made by Seller as to the Mortgage Loans in
Section 6(a)(xii) and under the written certificate described in Section 4(b)(iii) of this Agreement, which exceptions are set forth in Schedule V attached hereto and made a part hereof.

            "Initial Purchaser" means Credit Suisse First Boston LLC.

            "Initial Resolution Period" shall have the meaning given such term in Section 7 of this Agreement.

            "Loan Agreement" means, with respect to any Mortgage Loan, the loan agreement, if any, between the related Mortgage Loan Originator and the related Borrower, pursuant to which such Mortgage Loan was made.

            "Material Breach" shall have the meaning given such term in Section 7 of this Agreement.

            "Material Defect" shall have the meaning given such term in Section 7 of this Agreement.

            "Mortgage File" means, collectively, the documents and instruments pertaining to a Mortgage Loan required to be included in the related Mortgage File pursuant to Section 3 of this Agreement (subject to the first proviso in Section 1 of this Agreement).

            "Mortgage Group" shall have the meaning given such term in Section 7 of this Agreement.

            "Mortgage Loan" and "Mortgage Loans" shall have the respective meanings given such terms in Recital II of this Agreement.

            "Mortgage Loan Documents" means, collectively, the documents and instruments pertaining to a Mortgage Loan to be included in either the related Mortgage File or the related Servicer File.

            "Mortgage Loan Originator" means any institution which originated a Mortgage Loan for a related Borrower.

            "Mortgage Loan Purchase Price" means the amount described in Section 2 of this Agreement.

            "Mortgage Loan Schedule" shall have the meaning given such term in Recital II of this Agreement.

            "Offering Circular" means the confidential offering circular dated October 27, 2004, describing certain classes of the Private Certificates.

            "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement creating the Trust Fund and the interests therein, dated as of November 1, 2004, among Depositor, the Master Servicers, the Special Servicers and the Trustee, including, without limitation, the exhibits and schedules annexed thereto.

            "Primary Collateral" means with respect to any Crossed Mortgage Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Crossed Mortgage Loan.

            "Private Certificates" means the Certificates that are not Publicly Offered Certificates.

            "Prospectus" means the Prospectus dated October 18, 2004, that is a part of Depositor's registration statement on Form S-3 (File No. 333-116258).

            "Prospectus Supplement" means the Prospectus Supplement, dated October 27, 2004, relating to the Publicly Offered Certificates.

            "Publicly Offered Certificates" means the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1-A, Class A-J, Class B and Class C Certificates.

            "Seller" shall have the meaning given such term in the first sentence of this Agreement.

            "Servicer File" means, collectively, all documents, records and copies pertaining to a Mortgage Loan which are required to be included in the related Servicer File pursuant to Section 3 (subject to the first proviso in Section 1).

            "Trust Fund" shall have the meaning given such term in Recital II of this Agreement.

            "Trustee" shall have the meaning given such term in Section 1 of this Agreement.

            "Underwriters" means Credit Suisse First Boston LLC, KeyBanc Capital Markets, a division of McDonald Investments Inc. and Goldman, Sachs & Co.

            "Underwriting Agreement" means the Underwriting Agreement, dated October 27, 2004, between Depositor and the Underwriters.

                                                                     SCHEDULE II

                             MORTGAGE LOAN SCHEDULE

      #  Crossed  Sub Pool  Property Name                              Address
     13                  1  Governor's Marketplace Shopping Center     1415-1654 Governors Square Boulevard
     18                  2  Oak Grove Apartments                       15401 NE 6th Avenue
     20                  1  Marysville Town Center                     251-325 Marysville Mall
     24                  1  Park Place Promenade                       2016-2226 South Mooney Boulevard
     27                  2  Casa Pacifica Apartments                   1060 Terra Nova Boulevard
     29                  1  Paradise Shoppes of Prominence Point       110-130 Prominence Point Parkway
     31                  1  Saucon Valley Square                       3679 Route 378
     40                  2  Blendon Square Townhomes                   5411 Woodvale Court
     42                  2  High Vista Apartments                      5041 Alabama Street
     46                  1  Wal Mart Super Center - Jonesboro          1911 West Parker Road
     47                  1  Kietzke Plaza                              3300 Kietzke Lane
     48                  2  Chandler Point Apartments                  3175 North Price Road
     50                  1  Davis Towne Crossing                       8528 Davis Boulevard
     52                  1  KeyBank Portfolio #2
    52a                  1  KeyBank - Westwood Branch                  15590 West 64th Avenue
    52b                  1  KeyBank - East Smoky Hill Road Branch      20290 East Smoky Hill Road
    52c                  1  KeyBank - Thornton Branch                  3505 East 104th Avenue
    52d                  1  KeyBank - Ketchikan Branch                 2501 Tongass Avenue
     61                  1  Walgreens Federal Way                      28817 Military Road South
     69                  1  ATYS Industrial Building                   375 YKK Drive
     70                  1  American Signature Home                    1924 West International Speedway Boulevard
     72                  1  Sun City RV & Mini Storage                 18900 North 107th Avenue
     81                  1  3 Research Park Office Building            1313 Research Parkway
     87                  1  Tyler Shopping Center                      6731-6771 South Broadway
    127                  1  Dobson & Elliott Plaza                     3016 North Dobson Road

                                                                       Zip  Property         Property
      #  City                  County                   State         Code  Type             Sub-type
     13  Tallahassee           Leon                        FL        32301  Retail           Anchored
     18  Miami                 Miami-Dade                  FL        33162  Multifamily      Conventional
     20  Marysville            Snohomish                   WA        98270  Retail           Anchored
     24  Visalia               Tulare                      CA        93277  Retail           Anchored
     27  Pacifica              San Mateo                   CA        94044  Multifamily      Conventional
     29  Canton                Cherokee                    GA        30114  Retail           Anchored
     31  Bethlehem             Northampton                 PA        18015  Retail           Anchored
     40  Blendon Township      Franklin                    OH        43081  Multifamily      Conventional
     42  El Paso               El Paso                     TX        79930  Multifamily      Conventional
     46  Jonesboro             Craighead                   AR        72404  Retail           Anchored
     47  Reno                  Washoe                      NV        89502  Retail           Anchored
     48  Chandler              Maricopa                    AZ        85224  Multifamily      Conventional
     50  North Richland Hills  Tarrant                     TX        76180  Retail           Anchored
     52
    52a  Arvada                Jefferson                   CO        80007  Retail           Anchored
    52b  Centennial            Arapahoe                    CO        80015  Retail           Anchored
    52c  Thornton              Adams                       CO        80233  Retail           Anchored
    52d  Ketchikan             Ketchikan Gateway           AK        99901  Retail           Anchored
     61  Federal Way           King                        WA        98003  Retail           Anchored
     69  Centerville           Hickman                     TN        37033  Industrial       N/A
     70  Daytona Beach         Volusia                     FL        32114  Retail           Anchored
     72  Peoria                Maricopa                    AZ        85373  Self Storage     N/A
     81  College Station       Brazos                      TX        77845  Office           Suburban
     87  Tyler                 Smith                       TX        75703  Retail           Anchored
    127  Chandler              Maricopa                    AZ        85224  Retail           Unanchored



                                            Units/
                                          Sq. Ft./                             Percentage of
         Mortgage                           Rooms/     Original      Cut-off         Initial      Maturity         Fee/         Year
      #  Loan Seller                          Pads      Balance  Balance (1)    Pool Balance       Balance    Leasehold        Built
     13  KeyBank National Association      244,932  $20,625,000  $20,625,000            1.81%  $20,625,000    Leasehold         2001
     18  KeyBank National Association          369  $17,200,000  $17,165,187            1.51%  $14,382,971          Fee         1972
     20  KeyBank National Association      226,038  $15,250,000  $15,250,000            1.34%  $13,277,381          Fee         1988
     24  KeyBank National Association       83,902  $12,900,000  $12,889,167            1.13%  $10,922,502          Fee         2003
     27  KeyBank National Association          102  $11,000,000  $10,977,543            0.96%   $9,187,046          Fee         1978
     29  KeyBank National Association       78,058   $9,954,300   $9,954,300            0.87%   $9,954,300          Fee         2004
     31  KeyBank National Association       80,695   $8,850,900   $8,850,900            0.78%   $8,850,900          Fee         1999
     40  KeyBank National Association          214   $7,000,000   $6,993,634            0.61%   $5,871,964          Fee         1970
     42  KeyBank National Association          242   $6,500,000   $6,482,214            0.57%   $5,028,871          Fee         1975
     46  KeyBank National Association      149,704   $6,088,500   $6,088,500            0.53%   $6,088,500          Fee         1997
     47  KeyBank National Association      104,117   $6,000,000   $5,991,587            0.53%   $4,568,066          Fee         1977
     48  KeyBank National Association          200   $5,800,000   $5,755,827            0.51%   $4,888,367          Fee         1983
     50  KeyBank National Association       41,389   $5,365,200   $5,365,200            0.47%   $5,365,200          Fee         2003
     52  KeyBank National Association                $5,055,000   $5,042,974            0.44%   $3,887,423
    52a                                      2,796   $1,432,500   $1,429,092                    $1,101,629          Fee         2004
    52b                                      2,744   $1,335,000   $1,331,824                    $1,026,649          Fee         2003
    52c                                      2,777   $1,327,500   $1,324,342                    $1,020,881          Fee         2003
    52d                                      2,613     $960,000     $957,716                      $738,264          Fee         2004
     61  KeyBank National Association       14,238   $4,260,000   $4,252,583            0.37%   $3,635,150          Fee         2004
     69  KeyBank National Association       98,150   $3,692,321   $3,688,160            0.32%   $2,360,784          Fee         1996
     70  KeyBank National Association       52,665   $3,500,000   $3,500,000            0.31%   $3,256,620          Fee         2004
     72  KeyBank National Association       74,700   $3,400,000   $3,390,651            0.30%   $2,622,125          Fee         1985
     81  KeyBank National Association       33,600   $2,850,000   $2,847,850            0.25%   $2,441,227    Leasehold         2003
     87  KeyBank National Association       35,840   $2,650,000   $2,647,745            0.23%   $2,240,445    Leasehold         2004
    127  KeyBank National Association       20,448   $1,500,000   $1,493,598            0.13%   $1,149,679          Fee         1986


                                                                                    Maturity/
                          Occupancy        Date of                     Cut-off            ARD
                 Year       Rate at      Occupancy     Appraised      Date LTV       Date LTV      Most Recent
      #     Renovated           U/W           Rate     Value (2)  Ratio (1) (3)  Ratio (2)(3)(4)           NOI

     13           N/A            91%     7/26/2004   $33,200,000          62.1%          62.1%    $2,384,136
     18          2002            96%      7/8/2004   $21,500,000          79.8%          66.9%    $1,373,298
     20          2000            99%      7/1/2004   $19,500,000          78.2%          68.1%    $1,327,966
     24           N/A            94%     9/22/2004   $17,000,000          75.8%          64.3%           N/A
     27          2001            99%     7/30/2004   $14,190,000          77.4%          64.7%    $1,054,272
     29           N/A            95%     6/29/2004   $14,700,000          67.7%          67.7%           N/A
     31           N/A           100%      9/1/2004   $14,650,000          60.4%          60.4%    $1,140,367
     40          2004            89%      8/4/2004    $8,800,000          79.5%          66.7%      $521,970
     42           N/A            90%     8/16/2004    $8,500,000          76.3%          59.2%      $688,650
     46           N/A           100%      8/5/2004   $11,250,000          54.1%          54.1%           N/A
     47          2004           100%     8/20/2004    $9,700,000          61.8%          47.1%           N/A
     48          1999            92%     8/31/2004    $8,780,000          65.6%          55.7%      $529,432
     50           N/A            82%     7/28/2004    $8,500,000          63.1%          63.1%           N/A
     52                                               $6,740,000          74.8%          57.7%           N/A
    52a           N/A           100%     8/27/2004    $1,910,000
    52b           N/A           100%     8/27/2004    $1,780,000
    52c           N/A           100%     8/27/2004    $1,770,000
    52d           N/A           100%     8/27/2004    $1,280,000
     61           N/A           100%      9/5/2004    $6,100,000          69.7%          59.6%           N/A
     69           N/A           100%      6/1/2004    $5,900,000          62.5%          40.0%           N/A
     70           N/A           100%     8/24/2004    $5,800,000          60.3%          56.1%           N/A
     72          1990            98%     7/31/2004    $4,900,000          69.2%          53.5%      $465,528
     81           N/A           100%      9/1/2004    $3,850,000          74.0%          63.4%      $138,687
     87           N/A           100%     8/24/2004    $3,650,000          72.5%          61.4%           N/A
    127           N/A           100%     6/22/2004    $2,000,000          74.7%          57.5%      $159,960

          Most Recent           U/W           U/W
      #           NCF           NOI       NCF (5)
     13    $2,384,136    $2,198,001    $1,944,687
     18    $1,149,602    $1,527,859    $1,435,609
     20    $1,230,516    $1,373,112    $1,243,221
     24           N/A    $1,352,580    $1,253,797
     27    $1,042,670      $993,648      $968,148
     29           N/A      $945,051      $892,674
     31    $1,140,367    $1,051,753    $1,017,621
     40      $276,150      $650,458      $588,337
     42      $688,650      $695,412      $616,325
     46           N/A      $764,524      $742,068
     47           N/A      $750,577      $680,376
     48        $4,254      $601,343      $536,143
     50           N/A      $639,625      $595,277
     52           N/A      $477,111      $475,472
    52a
    52b
    52c
    52d
     61           N/A      $412,250      $410,114
     69           N/A      $436,137      $361,044
     70           N/A      $409,436      $369,141
     72      $465,528      $392,829      $381,654
     81      $138,687      $320,133      $287,515
     87           N/A      $288,481      $251,596
    127      $141,918      $180,530      $156,145
                                      Contractual                                      U/W
                      Engineering       Recurring      LC & TI  Contractual      Recurring                     Tax &
                 U/W   Reserve at     Replacement   Reserve at    Recurring    Replacement          U/W    Insurance
      #     DSCR (6)  Origination    Reserve/FF&E  Origination        LC&TI   Reserve/FF&E      TI & LC      Escrows
     13        1.82x           $0              $0           $0           $0        $36,740     $216,574         None
     18        1.22x     $223,125         $92,256           $0           $0        $92,250           $0         Both
     20        1.23x           $0         $47,472           $0           $0        $47,955      $81,937         Both
     24        1.36x           $0         $12,180       $1,600      $19,200        $12,585      $86,198         Both
     27        1.29x           $0         $25,500           $0           $0        $25,500           $0         Both
     29        1.71x           $0              $0           $0           $0        $11,709      $40,668         None
     31        2.25x           $0              $0           $0           $0        $10,753      $23,379         None
     40        1.21x           $0         $62,060           $0           $0        $62,121           $0         Both
     42        1.23x     $131,250         $79,087           $0           $0        $79,087           $0         Both
     46        2.40x           $0         $22,456           $0           $0        $22,456           $0         None
     47        1.54x           $0              $0           $0           $0        $15,618      $54,583         Both
     48        1.31x      $76,250         $65,200           $0           $0        $65,200           $0         Both
     50        2.14x           $0          $6,208           $0           $0         $5,609      $38,739         None
     52        1.22x           $0              $0           $0           $0         $1,640           $0         None
    52a
    52b
    52c
    52d
     61        1.31x           $0              $0           $0           $0         $2,136           $0         None
     69        1.25x           $0              $0           $0           $0        $53,173      $21,920         None
     70        1.53x           $0          $7,932           $0           $0         $7,900      $32,395         None
     72        1.41x           $0              $0           $0           $0        $11,175           $0         None
     81        1.35x           $0          $5,040       $2,500      $30,000         $5,040      $27,579         Both
     87        1.33x           $0          $5,376       $2,091      $25,088         $5,376      $31,509          Tax
    127        1.33x           $0              $0           $0           $0         $7,132      $17,253         None
                  Initial              Orig              Rem.              Orig              Rem.
            Interest Only            Amort.            Amort.           Term to           Term to          Interest
      #              Term              Term          Term (1)      Maturity (4)  Maturity (1) (4)              Rate
     13                60     Interest Only     Interest Only                60                58             5.185%
     18                 0               360               358               120               118             5.540%
     20                24               360               360               120               120             5.250%
     24                 0               360               359               120               119             5.950%
     27                 0               360               358               120               118             5.500%
     29                60     Interest Only     Interest Only                60                58             5.235%
     31                60     Interest Only     Interest Only                60                59             5.115%
     40                 0               360               359               120               119             5.640%
     42                 0               300               298               120               118             5.980%
     46                60     Interest Only     Interest Only                60                58             5.085%
     47                 0               300               299               120               119             5.510%
     48                 0               360               352               120               112             5.790%
     50                60     Interest Only     Interest Only                60                58             5.185%
     52                 0               324               322               120               118             6.260%
    52a
    52b
    52c
    52d
     61                 0               360               358               120               118             6.220%
     69                 0               310               309               178               177             6.250%
     70                60               360               360               120               119             5.610%
     72                 0               300               298               120               118             6.330%
     81                 0               360               359               120               119             6.350%
     87                 0               360               359               120               119             5.900%
    127                 0               300               297               120               117             6.125%

                                                          First
         Interest Calculation          Monthly          Payment        Maturity
      #  (30/360 / Actual/360)         Payment             Date            Date         ARD (7)       Seasoning
     13  30/360                        $89,117        10/1/2004        9/1/2009             N/A               2
     18  Actual/360                    $98,092        10/1/2004        9/1/2034        9/1/2014               2
     20  Actual/360                    $84,211        12/1/2004       11/1/2014             N/A               0
     24  Actual/360                    $76,928        11/1/2004       10/1/2014             N/A               1
     27  Actual/360                    $62,457        10/1/2004        9/1/2014             N/A               2
     29  30/360                        $43,426        10/1/2004        9/1/2009             N/A               2
     31  30/360                        $37,727        11/1/2004       10/1/2009             N/A               1
     40  Actual/360                    $40,362        11/1/2004       10/1/2014             N/A               1
     42  Actual/360                    $41,800        10/1/2004        9/1/2014             N/A               2
     46  30/360                        $25,800        10/1/2004        9/1/2009             N/A               2
     47  Actual/360                    $36,881        11/1/2004       10/1/2014             N/A               1
     48  Actual/360                    $33,995         4/1/2004        3/1/2014             N/A               8
     50  30/360                        $23,182        10/1/2004        9/1/2009             N/A               2
     52  30/360                        $32,368        10/1/2004        9/1/2014             N/A               2
    52a
    52b
    52c
    52d
     61  Actual/360                    $26,146        10/1/2004        9/1/2034        9/1/2014               2
     69  Actual/360                    $24,033        11/1/2004        8/1/2019             N/A               1
     70  Actual/360                    $20,115        11/1/2004       10/1/2034       10/1/2014               1
     72  30/360                        $22,597        10/1/2004        9/1/2014             N/A               2
     81  Actual/360                    $17,734        11/1/2004       10/1/2034       10/1/2014               1
     87  Actual/360                    $15,718        11/1/2004       10/1/2014             N/A               1
    127  30/360                         $9,779         9/1/2004        8/1/2014             N/A               3
                                                                                 Original      Original
                                                                   Original         Yield    Prepayment      Original
                                                                    Lockout   Maintenance       Premium          Open
         Prepayment Provision                                        Period        Period        Period        Period     Defeasance
      #  as of Origination (8)                                     (Months)      (Months)      (Months)      (Months)            (9)
     13  YM1/56_0.0%/4                                                    0            56             0             4            No
     18  Lock/116_0.0%/4                                                116             0             0             4           Yes
     20  Lock/116_0.0%/4                                                116             0             0             4           Yes
     24  Lock/117_0.0%/3                                                117             0             0             3           Yes
     27  Lock/117_0.0%/3                                                117             0             0             3           Yes
     29  YM1/56_0.0%/4                                                    0            56             0             4            No
     31  YM1/56_0.0%/4                                                    0            56             0             4            No
     40  Lock/116_0.0%/4                                                116             0             0             4           Yes
     42  Lock/117_0.0%/3                                                117             0             0             3           Yes
     46  YM1/56_0.0%/4                                                    0            56             0             4            No
     47  YM1/116_0.0%/4                                                   0           116             0             4            No
     48  Lock/116_0.0%/4                                                116             0             0             4           Yes
     50  YM1/56_0.0%/4                                                    0            56             0             4            No
     52  Lock/60_YM1/57_0.0%/3                                           60            57             0             3            No
    52a
    52b
    52c
    52d
     61  Lock/116_0.0%/4                                                116             0             0             4           Yes
     69  Lock/58_YM1/117_0.0%/3                                          58           117             0             3            No
     70  Lock/116_0.0%/4                                                116             0             0             4           Yes
     72  YM1/36_5.0%/24_4.0%/24_3.0%/12_2.0%/12_1.0%/9_0.0%/3             0            36            81             3            No
     81  YM5/11_YM4/12_YM3/12_YM2/12_YM1/69_0.0%/4                        0           116             0             4            No
     87  YM1/116_0.0%/4                                                   0           116             0             4            No
    127  YM1/36_5.0%/36_4.0%/12_3.0%/12_2.0%/12_1.0%/9_0.0%/3             0            36            81             3            No
                            Yield   Prepayment                 Servicing
             Lockout  Maintenance      Premium        Yield          and   Utilities
          Expiration   Expiration   Expiration  Maintenance      Trustee   Multifamily Tenant  Multifamily
      #         Date         Date         Date       Spread         Fees   Pays                  Elevators
     13          N/A     6/1/2009          N/A       T-Flat      0.05218%  N/A                         N/A
     18     6/1/2014          N/A          N/A          N/A      0.05218%  Electric                      3
     20     8/1/2014          N/A          N/A          N/A      0.05218%  N/A                         N/A
     24     8/1/2014          N/A          N/A          N/A      0.10218%  N/A                         N/A
     27     7/1/2014          N/A          N/A          N/A      0.08218%  Electric, Gas                 3
     29          N/A     6/1/2009          N/A       T-Flat      0.05218%  N/A                         N/A
     31          N/A     7/1/2009          N/A       T-Flat      0.05218%  N/A                         N/A
     40     7/1/2014          N/A          N/A          N/A      0.05218%  None                          0
     42     7/1/2014          N/A          N/A          N/A      0.05218%  Electric, Water               0
     46          N/A     6/1/2009          N/A       T-Flat      0.05218%  N/A                         N/A
     47          N/A     7/1/2014          N/A       T-Flat      0.05218%  N/A                         N/A
     48    12/1/2013          N/A          N/A          N/A      0.05218%  Electric                      0
     50          N/A     6/1/2009          N/A       T-Flat      0.05218%  N/A                         N/A
     52    10/1/2009     7/1/2014          N/A       T-Flat      0.05218%
    52a                                                                    N/A                         N/A
    52b                                                                    N/A                         N/A
    52c                                                                    N/A                         N/A
    52d                                                                    N/A                         N/A
     61     6/1/2014          N/A          N/A          N/A      0.05218%  N/A                         N/A
     69     9/1/2009     6/1/2019          N/A       T-Flat      0.05218%  N/A                         N/A
     70     7/1/2014          N/A          N/A          N/A      0.05218%  N/A                         N/A
     72          N/A    10/1/2007     7/1/2014       T-Flat      0.05218%  N/A                         N/A
     81          N/A     7/1/2014          N/A       T-Flat      0.10218%  N/A                         N/A
     87          N/A     7/1/2014          N/A       T-Flat      0.05218%  N/A                         N/A
    127          N/A     9/1/2007     6/1/2014       T-Flat      0.05218%  N/A                         N/A


             Subject      Subject      Subject      Subject      Subject      Subject      Subject      Subject      Subject
              Studio       Studio       Studio         1 BR         1 BR         1 BR         2 BR         2 BR         2 BR
      #        Units    Avg. Rent    Max. Rent        Units    Avg. Rent    Max. Rent        Units    Avg. Rent    Max. Rent
     13          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     18          N/A          N/A          N/A          176         $618         $730          192         $778       $1,550
     20          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     24          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     27          N/A          N/A          N/A          101       $1,209       $1,209            1       $1,543       $1,543
     29          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     31          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     40          N/A          N/A          N/A          N/A          N/A          N/A          214         $657         $733
     42          N/A          N/A          N/A          140         $502         $575           70         $712       $1,200
     46          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     47          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     48          N/A          N/A          N/A           80         $541         $615          108         $639         $730
     50          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     52
    52a          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
    52b          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
    52c          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
    52d          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     61          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     69          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     70          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     72          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     81          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     87          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
    127          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A




             Subject      Subject      Subject      Subject      Subject      Subject      Subject      Subject      Subject
                3 BR         3 BR         3 BR         4 BR         4 BR         4 BR         5 BR          5BR         5 BR
      #        Units    Avg. Rent    Max. Rent        Units    Avg. Rent    Max. Rent        Units    Avg. Rent    Max. Rent
     13          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     18          N/A          N/A          N/A            1       $1,250       $1,250          N/A          N/A          N/A
     20          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     24          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     27          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     29          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     31          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     40          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     42           32         $748         $882          N/A          N/A          N/A          N/A          N/A          N/A
     46          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     47          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     48           12       $1,075         $997          N/A          N/A          N/A          N/A          N/A          N/A
     50          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     52
    52a          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
    52b          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
    52c          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
    52d          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     61          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     69          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     70          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     72          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     81          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
     87          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
    127          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A

         Major                              Major            Major  Major                                 Major            Major
         Tenant #1                      Tenant #1  Tenant #1 Lease  Tenant #2                         Tenant #2  Tenant #2 Lease
      #  Name                             Sq. Ft.  Expiration Date  Name                                Sq. Ft.  Expiration Date
     13  Bed Bath & Beyond                 35,000        1/31/2017  Sports Authority                     34,775        8/31/2008
     18  N/A                                  N/A              N/A  N/A                                     N/A              N/A
     20  Albertsons                        52,497        4/26/2022  Gottschalks                          44,707        7/31/2008
     24  Ross Stores, Inc.                 30,187        1/31/2015  The Dress Barn, Inc.                  8,000       12/31/2009
     27  N/A                                  N/A              N/A  N/A                                     N/A              N/A
     29  Publix                            44,840        3/31/2024  Blockbuster, Inc.                     5,268        1/31/2009
     31  Super Fresh                       47,827       12/31/2018  Starter's Pub                         6,208       12/31/2008
     40  N/A                                  N/A              N/A  N/A                                     N/A              N/A
     42  N/A                                  N/A              N/A  N/A                                     N/A              N/A
     46  Wal-Mart Stores, Inc.            149,704        10/1/2017  N/A                                     N/A              N/A
     47  Sportsmans Warehouse              56,755        8/31/2019  Ashley Furniture Homestore           47,362        6/30/2014
     48  N/A                                  N/A              N/A  N/A                                     N/A              N/A
     50  Lady USA Fitness                   6,000       10/31/2008  Cotton Patch Cafe                     4,400       11/30/2008
     52
    52a  KeyBank                            2,796        8/31/2019  N/A                                     N/A              N/A
    52b  KeyBank                            2,744        8/31/2019  N/A                                     N/A              N/A
    52c  KeyBank                            2,777        8/31/2019  N/A                                     N/A              N/A
    52d  KeyBank                            2,613        8/31/2019  N/A                                     N/A              N/A
     61  Walgreens                         14,238        9/30/2064  N/A                                     N/A              N/A
     69  ATYS US, Inc.                     98,150        2/28/2019  N/A                                     N/A              N/A
     70  American Signature Home           52,665         2/1/2020  N/A                                     N/A              N/A
     72  N/A                                  N/A              N/A  N/A                                     N/A              N/A
     81  Lynntech, Inc.                    19,200        8/31/2013  Shell Oil Company                    14,400        8/31/2009
     87  Dollar Tree                       16,940        6/14/2014  Cato                                  3,900        4/25/2009
    127  Priceless Prime Time               3,820       11/30/2006  Diving Lady of Arizona                2,220        1/31/2005

         Major                                       Major            Major
         Tenant #3                               Tenant #3  Tenant #3 Lease
      #  Name                                      Sq. Ft.  Expiration Date
                                                            ---------------
     13  Marshall's                                 30,000        5/31/2011
     18  N/A                                           N/A              N/A
     20  JC Penney                                  29,842        9/30/2011
     24  The Men's Warehouse, Inc.                   4,500        9/30/2014
     27  N/A                                           N/A              N/A
     29  Dos Palomas Inc.                            3,450        4/30/2010
     31  Foxes Hallmark                              5,200        2/28/2009
     40  N/A                                           N/A              N/A
     42  N/A                                           N/A              N/A
     46  N/A                                           N/A              N/A
     47  N/A                                           N/A              N/A
     48  N/A                                           N/A              N/A
     50  Washington Mutual (Ground Lease)            4,000        8/31/2028
     52
    52a  N/A                                           N/A              N/A
    52b  N/A                                           N/A              N/A
    52c  N/A                                           N/A              N/A
    52d  N/A                                           N/A              N/A
     61  N/A                                           N/A              N/A
     69  N/A                                           N/A              N/A
     70  N/A                                           N/A              N/A
     72  N/A                                           N/A              N/A
     81  N/A                                           N/A              N/A
     87  Payless Shoe Source                         2,800        5/20/2009
    127  Phoenix Quest Club                          2,020        4/30/2005
               Initial  Initial Other           Contractual    Contractual                        Letter
                 Other  Reserve                       Other  Other Reserve      Letter of      of Credit        Earnout
      #        Reserve  Description                 Reserve    Description         Credit    Description        Reserve
     13             $0  N/A                              $0            N/A             $0            N/A             $0
     18             $0  N/A                              $0            N/A             $0            N/A             $0
     20        $61,733  Estoppel Escrow                  $0            N/A             $0            N/A             $0
     24             $0  N/A                              $0            N/A             $0            N/A       $300,000
     27             $0  N/A                              $0            N/A             $0            N/A             $0
     29             $0  N/A                              $0            N/A             $0            N/A             $0
     31             $0  N/A                              $0            N/A             $0            N/A             $0
     40             $0  N/A                              $0            N/A             $0            N/A             $0
     42             $0  N/A                              $0            N/A             $0            N/A             $0
     46             $0  N/A                              $0            N/A             $0            N/A             $0
     47        $20,000  Estoppel Escrow                  $0            N/A             $0            N/A             $0
     48             $0  N/A                              $0            N/A             $0            N/A             $0
     50       $129,672  Title Company Escrow             $0            N/A             $0            N/A             $0
     52             $0  N/A                              $0            N/A             $0            N/A             $0
    52a
    52b
    52c
    52d
     61        $20,000  Punchlist Reserve                $0            N/A             $0            N/A             $0
     69             $0  N/A                              $0            N/A             $0            N/A             $0
     70             $0  N/A                              $0            N/A             $0            N/A             $0
     72             $0  N/A                              $0            N/A             $0            N/A             $0
     81       $267,300  Shell Oil Escrow                 $0            N/A             $0            N/A             $0
     87             $0  N/A                              $0            N/A             $0            N/A             $0
    127             $0  N/A                              $0            N/A             $0            N/A             $0

         Earnout
         Reserve
      #  Description
     13  N/A
     18  N/A
     20  N/A
     24  Release upon: i) annualized net rental revenue for preceding 3 months is >= $1,428,012, ii) occupancy <= 92.5%,
         iii) tenants open for business and paying rent
     27  N/A
     29  N/A
     31  N/A
     40  N/A
     42  N/A
     46  N/A
     47  N/A
     48  N/A
     50  N/A
     52  N/A
    52a
    52b
    52c
    52d
     61  N/A
     69  N/A
     70  N/A
     72  N/A
     81  N/A
     87  N/A
    127  N/A




              Additional       Additional
              Collateral       Collateral
      #           Amount       Event Date
     13              N/A              N/A
     18              N/A              N/A
     20              N/A              N/A
     24         $300,000        3/23/2006
     27              N/A              N/A
     29              N/A              N/A
     31              N/A              N/A
     40              N/A              N/A
     42              N/A              N/A
     46              N/A              N/A
     47              N/A              N/A
     48              N/A              N/A
     50              N/A              N/A
     52              N/A              N/A
    52a
    52b
    52c
    52d
     61              N/A              N/A
     69              N/A              N/A
     70              N/A              N/A
     72              N/A              N/A
     81              N/A              N/A
     87              N/A              N/A
    127              N/A              N/A

         Additional
         Collateral
      #  Description
     13  N/A
     18  N/A
     20  N/A
     24  Release upon: i) annualized net rental revenue for preceding 3 months is >= $1,428,012,
         ii) occupancy <= 92.5%, iii) tenants open for business and paying rent
     27  N/A
     29  N/A
     31  N/A
     40  N/A
     42  N/A
     46  N/A
     47  N/A
     48  N/A
     50  N/A
     52  N/A
    52a
    52b
    52c
    52d
     61  N/A
     69  N/A
     70  N/A
     72  N/A
     81  N/A
     87  N/A
    127  N/A
                                                                                                             Recurring
         Existing           Description                                                           Initial  Renovation/      Initial
         Secured Secondary  of Existing                                         Description   Replacement      Leasing  Debt Service
      #  Financing          Secured Secondary Financing                          of Lockbox       Reserve      Reserve      Reserve
     13  N/A                N/A                                                         N/A            $0           $0           $0
     18  N/A                N/A                                                   Springing        $7,688           $0           $0
     20  N/A                N/A                                                         N/A        $3,956           $0           $0
     24  N/A                N/A                                                         N/A        $1,015           $0           $0
     27  N/A                N/A                                                         N/A        $2,125           $0           $0
     29  N/A                N/A                                                         N/A            $0           $0           $0
     31  N/A                N/A                                                         N/A            $0           $0           $0
     40  N/A                N/A                                                         N/A        $5,172           $0           $0
     42           $250,000  Secured Note - CBA-Mezzanine Capital Finance, LLC          Hard        $6,591           $0           $0
     46  N/A                N/A                                                         N/A            $0           $0           $0
     47  N/A                N/A                                                         N/A            $0           $0           $0
     48  N/A                N/A                                                         N/A        $5,433           $0           $0
     50  N/A                N/A                                                         N/A            $0           $0           $0
     52  N/A                N/A                                                         N/A            $0           $0           $0
    52a
    52b
    52c
    52d
     61  N/A                N/A                                                        Hard            $0           $0           $0
     69  N/A                N/A                                                         N/A            $0           $0           $0
     70  N/A                N/A                                                        Hard          $661           $0           $0
     72  N/A                N/A                                                         N/A            $0           $0           $0
     81  N/A                N/A                                                   Springing          $420           $0           $0
     87  N/A                N/A                                                         N/A          $448           $0           $0
    127  N/A                N/A                                                         N/A            $0           $0           $0



1     Assumes a Cut-off Date in November 2004.

2 At maturity with respect to Balloon Loans or at the ARD in the case of ARD Loans. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraisal value.

3 In the case of cross-collateralized and cross-defaulted Underlying Mortgage Loans, the combined LTV is presented for each and every related Underlying Mortgage Loan.

4 In the case of the ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the indicated column.

5 U/W NCF reflects the Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and U/W FF&E. With respect to the Residential Cooperative Loans, U/W Replacement Reserves/FF&E are captured in U/W Expenses; however, we show them for presentational purposes only.

6 U/W DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and cross-defaulted Underlying Mortgage Loans the combined U/W DSCR is presented for each and every related Underlying Mortgage Loan.

7     Anticipated Repayment Date.

8     Prepayment Provision as of Origination:
      Lock/(x) = Lockout or Defeasance for (x) payments
      YMA/(y) = Greater of Yield Maintenance Premium and A% Prepayment for (y) payments
      A%/(y) = A% Prepayment for (y) payments
      0.0%/(x) = Prepayable at par for (x) payments

9     "Yes" means that defeasance is permitted notwithstanding the Lockout
      Period.

                                                                    SCHEDULE III


                   MORTGAGE LOANS CONSTITUTING MORTGAGE GROUPS

                                      None

                                                                     SCHEDULE IV


                         MORTGAGE LOANS WITH LOST NOTES

                                      None

                                                                      SCHEDULE V


                             EXCEPTIONS TO SELLER'S
                         REPRESENTATIONS AND WARRANTIES


            Reference is made to the Representations and Warranties set forth in Exhibit A attached hereto corresponding to the paragraph numbers set forth below:

Exception (x):
-------------

      With respect to Loan No. 10024791/High Vista Apartments, the related Mortgage Loan is the first priority "A Loan" of an A/B structured loan transaction. The corresponding subordinate "B Loan" is owned by CBA-Mezzanine Capital Finance, LLC (or an Affiliate thereof) and is not included in the sale by the Seller to the Purchaser. The related Mortgage secures both the Mortgage Loan (with a first priority lien) and the corresponding "B Loan" (with a subordinate lien thereto).

Exception (xiii):
----------------

      With respect to Loan No. 10024791/High Vista Apartments, the Mortgage Loan is the first priority "A Loan" of an A/B structured loan transaction. The corresponding subordinate "B Loan" is owned by CBA-Mezzanine Capital Finance, LLC (or an Affiliate thereof) and is not included in the sale by the Seller to the Purchaser. The Mortgage and title insurance policy are each in the amount of the sum of the principal balances of the Mortgage Loan and the corresponding subordinate "B Loan".

Exception (xx):
--------------

      Correspondent fees are payable with respect to each of the following Mortgage Loans:

      Loan No. 10021589 / Park Place Promenade

      Loan No. 10023657 / Three Research Park Office Building

      Loan No. 10023802 / Casa Pacifica Apartments

Exception (xxiii):
-----------------

      With respect to each of the following Mortgage Loans, the insurer that issued the fire and extended perils insurance policy met the requirements of the Pooling and Servicing Agreement regarding an S&P rating, but such carrier was not rated by Moody's:

      Loan No. 10023657 / Three Research Park Office Building

      Loan No. 10023802 / Casa Pacifica Apartments

      Loan No. 10024017 / Kietzke Plaza

      Loan No. 10024665 / Sun City RV & Mini Storage

      Loan No. 10024887 / Marysville Town Center

      Loan No. 10024913 / Oak Grove Apartments

      With respect to each of the following Mortgage Loans, the insurer that issued the fire and extended perils insurance policy was not rated by either S&P or Moody's:

      Loan No. 10023449 / Chandler Point Apartments

      Loan No. 10024266 / Blendon Square Townhomes

      Loan No. 10024791 / High Vista Apartments

      Loan No. 10024931 / Tyler Shopping Center

      With respect to Loan No. 10024981/American Signature Home, the insurer that issued the fire and extended perils insurance coverage did not meet the requirements of the Pooling Servicing Agreement regarding the S&P rating and such carrier was not rated by Moody's. Additionally, the requirement that business interruption insurance be obtained was waived because the related borrower's lease with its sole tenant does not permit abatement following a casualty.

      With respect to Loan No. 10024905/Walgreens Federal Way, the sole tenant, Walgreens Co., self insures for the required coverages. The requirement that business interruption insurance be obtained was waived because the related borrower's lease with Walgreens Co. does not permit abatement of rent following a casualty.

      With respect to Loan No. 10023800/ATYS Industrial Building, there is not an insurance policy in place with respect to acts of terrorism.

      With respect to Loan Nos. 10024995/Paradise Shoppes of Prominence Point, 10024997/Davis Towne Crossing, 10024998/Governor's Marketplace Shopping Center, 10024991/Wal-Mart Super Center - Jonesboro and 10025000/Saucon Valley Square, the related Mortgage Loan documents provide that the related borrower is required to maintain insurance coverage for acts of terrorism if such coverage is commercially reasonable for properties similar to the related Mortgaged Property; provided, however, that the related borrower will not be required to maintain such terrorism coverage if (i) borrower confirms in writing that it will protect and hold the mortgagee harmless from losses associated with terrorism risks by, among other things, depositing with the mortgagee sums sufficient to pay all uninsured costs related to a restoration following any act of terrorism, or prepaying the related Mortgage Loan in accordance with the provisions of the related Mortgage Loan documents (including payment of applicable prepayment consideration), and (ii) the indemnitor for the related Mortgage Loan executes a guaranty pursuant to which such indemnitor guarantees payment of all losses associated with terrorism risks and such indemnitor maintains a specified net worth and a specified loan to value ratio for all properties in which such entity has a direct or indirect ownership interest.

Exception (xxxi):
----------------

      (J) With respect to Loan No. 10024931/Tyler Shopping Center, if the related borrower/lessee terminates the ground lease following a casualty (which the borrower/lessee cannot do without the prior consent of the holder of the related Mortgage Loan), at lessor's request borrower/lessee must first use insurance proceeds to pay for removal of remaining structures and debris before proceeds are applied to payment of the outstanding principal balance of the Mortgage Loan. The related Mortgage Loan Documents include a non-recourse carve out for borrower's failure to pay for the removal of structures and debris following such a casualty.

Exception (xxxvi):
-----------------

      With respect to Loan No. 10024791/High Vista Apartments, the related Mortgage Loan is the "A Loan" of an A/B structured loan transaction. The corresponding "B Loan" is owned by CBA-Mezzanine Capital Finance, LLC (or an Affiliate thereof) and is not included in the sale by the Seller to the Purchaser. The related Mortgage secures both the Mortgage Loan and the "B Loan".

Exception (xxxviii):
-------------------

      With respect to Loan No. 10023802/Casa Pacifica Apartments, the related borrower may incur additional debt secured by the related mortgaged real property on a subordinate basis upon the written approval of the holder of the related mortgage and the satisfaction of various specified conditions, including specified debt-service-coverage and loan-to-value ratios, execution of an intercreditor and subordination agreement by an institutional lender, execution of a lockbox agreement and, if required, receipt of rating agency confirmation.

      With respect to Loan No. 10024913/Oak Grove Apartments, the partners of a related borrower may pledge their respective ownership interests in the borrower, upon the prior written consent of the holder of the related mortgage and the satisfaction of various specified conditions, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor and subordination agreement by an institutional mezzanine lender, establishment of a lockbox arrangement and receipt of rating agency confirmation if required.

Exception (xxxix):
-----------------

      With respect to Loan Nos. 10023800/ATYS Industrial Building, 10024187/Dobson & Elliott Plaza, 10024645/Black Elk and 10024665/Sun City RV & Mini Storage, the Mortgage Loan Documents do not include an express covenant by the borrower that it shall remain in material compliance with all material licenses, permits and other legal requirements necessary and required to conduct its business, but the Mortgage Loan Documents do include a covenant by the borrower that it will comply with all laws, ordinances and regulations governing the use of the Mortgaged Property.

Exception (xlvii):
-----------------

      With respect to Loan No. 10024645/Black Elk which is secured by four Mortgaged Properties, the related borrower may, after the fifth loan year, obtain the release of any of the four related Mortgaged Properties if certain conditions are satisfied including prepayment of 120% of the portion of the then-outstanding principal balance of the Mortgage Loan that is attributable to the Mortgaged Property being released, calculated as stipulated in the related Mortgage Loan Documents, and payment of the applicable prepayment consideration with respect to such release price.

                                    EXHIBIT A

                         REPRESENTATIONS AND WARRANTIES
                          REGARDING THE MORTGAGE LOANS


            For purposes of these representations and warranties, the phrase "to the knowledge of Seller" or "to Seller's knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of Seller or any servicer acting on its behalf regarding the matters referred to, in each case without having conducted any independent inquiry or due diligence with respect to such matters and without any actual or implied obligation to make such inquiry or perform such due diligence, other than making such inquiry or performing such due diligence as would be customarily performed by prudent commercial or multifamily mortgage lenders or servicers (as the case may be) with respect to similar mortgage loans or mortgaged properties. All information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the knowledge of Seller. Wherever there is a reference to receipt by, or possession of, Seller of any information or documents, or to any action taken by Seller or not taken by Seller, such reference shall include the receipt or possession of such information or documents by, or the taking of such action or the not taking of such action by, either Seller or any servicer acting on its behalf.


            Seller hereby represents and warrants, subject to the exceptions set forth in the Exception Report annexed to this Agreement as Schedule V, with respect to the Mortgage Loans that as of the date hereinbelow specified or, if no such date is specified, as of the date of this Agreement:

            (i) Immediately prior to the sale, transfer and assignment to Depositor, no Note or Mortgage was subject to any assignment (other than assignments which show a complete chain of assignment to Seller), participation or pledge, and Seller had good and marketable title to, and was the sole owner of, the related Mortgage Loan;

            (ii) Each Mortgage Loan was either:

            (A) originated by a savings and loan association, savings bank, commercial bank, credit union, or insurance company, which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (any of the foregoing, including Seller, a "Qualified Originator"); or

            (B) if originated by a person which is not a Qualified Originator (any such person, a "Non-Qualified Originator"), then:

                  1. such Mortgage Loan was underwritten in accordance with standards established by a Qualified Originator, using application forms and related credit documents approved by the Qualified Originator;

                  2. the Qualified Originator approved each application and related credit documents before a commitment by the Non-Qualified Originator was issued, and no such commitment was issued until the Qualified Originator agreed to fund such Mortgage Loan;

                  3. the Mortgage Loan was originated by the Non-Qualified Originator pursuant to an ongoing, standing relationship with the Qualified Originator; and

                  4. the closing documents for the Mortgage Loan were prepared on forms approved by the Qualified Originator, and, pursuant to the Non-Qualified Originator's ongoing, standing relationship with the Qualified Originator, either:

                        (x) such closing documents reflect the Qualified Originator as the original mortgagee, and such Mortgage Loan was actually funded by the Qualified Originator at the closing thereof;

                        (y) such closing documents reflect the Non-Qualified Originator as the original mortgagee, but include assignment documents executed by the Non-Qualified Originator in favor of the Qualified Originator at the time of the closing of the Mortgage Loan, reflecting the Qualified Originator as the successor and assign to the Non-Qualified Originator, and the Mortgage Loan was funded initially by the Non-Qualified Originator at the closing thereof and then acquired by the Qualified Originator from such Non-Qualified Originator; or

                        (z) such closing documents reflect the Non-Qualified Originator as the original mortgagee, but include assignment documents executed by the Non-Qualified Originator in favor of the Qualified Originator at the time of the closing of the Mortgage Loan, reflecting the Qualified Originator as the successor and assign to the Non-Qualified Originator, and the Mortgage Loan was funded initially by the Qualified Originator at the closing thereof and then acquired by the Qualified Originator from such Non-Qualified Originator.

            (iii) Seller has full right and authority to sell, assign and transfer such Mortgage Loan and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan;

            (iv) Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or any other interests or security interests of any nature encumbering such Mortgage Loan, except for interests in servicing rights created or granted under the Pooling and Servicing Agreement, subservicing agreements and/or servicing rights purchase agreements being executed and delivered in connection herewith;

            (v) To Seller's knowledge, based on the related borrower's representations and covenants in the related mortgage loan documents and such other due diligence as a reasonably prudent commercial mortgage lender would deem appropriate, the borrower, lessee and/or operator was in possession of all licenses, permits, and authorizations then required for use of the Mortgaged Property which were valid and in full force and effect as of the origination date and, to Seller's actual knowledge, such licenses, permits and authorizations are still valid and in full force and effect;

            (vi) Each related Note, Mortgage, Assignment of Leases (if any) and other agreement executed by or for the benefit of the related borrower, any guarantor or their successors or assigns in connection with such Mortgage Loan is the legal, valid and binding obligation of the related borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and there is no right of offset, rescission, abatement or diminution or valid defense or counterclaim available to the related borrower with respect to such Note, Mortgage, Assignment of Leases and other agreements, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (vii) The Mortgage File contains an Assignment of Leases, either as a separate instrument or incorporated into the related Mortgage. Each related Assignment of Leases creates a valid first priority collateral assignment of, or a valid first priority lien or security interest in, certain rights under the related lease or leases, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); no person other than the related borrower owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender's interest therein;

            (viii) Each related assignment of Mortgage from Seller to the Trustee and related assignment of the Assignment of Leases, if the Assignment of Leases is a separate document from the Mortgage, is in recordable form (but for the insertion of the name and address of the assignee and any related recording information, which is not yet available to Seller), and such assignments and any assignment of any other agreement executed by or for the benefit of the related borrower, any guarantor or their successors or assigns in connection with such Mortgage Loan from Seller to the Trustee constitutes the legal, valid and binding assignment from Seller to the Trustee, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (ix) Since origination (A) except as set forth in the related Mortgage File, such Mortgage Loan has not been modified, altered, satisfied, canceled, subordinated or rescinded in whole or in part and (B) each related Mortgaged Property has not been released, in whole or in part, from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage;

            (x) Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (subject to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that, in the case of each of the CBA Mortgage Loans, the related Mortgage encumbering the related Mortgaged Property also secures another mortgage loan; and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described below). A UCC Financing Statement has been filed and/or recorded (or sent for filing or recording) in all places necessary to perfect a valid security interest in the personal property necessary to operate the Mortgaged Property as currently operated; and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property, any personal property leases applicable to such personal property and any other security interest in such personal property which do not, individually or in the aggregate, materially interfere with the security intended to be provided for such Mortgage Loan. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on the property described therein, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). In the case of any Mortgage Loan secured by a hotel, the related loan documents contain such provisions as are necessary and UCC Financing Statements have been filed as necessary, in each case, to perfect a valid first priority security interest in the related operating revenues with respect to such Mortgaged Property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rent, operating revenues or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection;

            (xi) Seller has not taken any action that would cause the representations and warranties made by the related borrower in the related Mortgage Loan Documents not to be true;

            (xii) Seller has no knowledge that the material representations and warranties made by the related borrower in the related Mortgage Loan Documents are not true in any material respect;

            (xiii) The lien of each related Mortgage is a first priority lien on the fee or leasehold interest of the related borrower in the principal amount of such Mortgage Loan or allocated loan amount of the portions of the Mortgaged Property covered thereby (as set forth in the related Mortgage) after all advances of principal and is insured by an ALTA lender's title insurance policy (except that if such policy is yet to be issued, such insurance may be evidenced by a "marked up" pro forma policy or title commitment in either case marked as binding and countersigned by the title company or its authorized agent, either on its face or by an acknowledged closing instruction or escrow letter), or its equivalent as adopted in the applicable jurisdiction, insuring the named mortgagee and its successors and assigns (as sole insured) as to such lien, subject only to (A) the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property, (C) the exceptions (general and specific) and exclusions set forth in such policy, none of which, individually or in the aggregate, materially interferes with the current general use of the Mortgaged Property or materially interferes with the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property, (D) the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related Mortgaged Property, (E) if the related Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the mortgage instrument for that other Mortgage Loan and
      (F) if the related Mortgaged Property is a unit in a condominium, the related condominium declaration (items (A), (B), (C), (D), (E) and (F) collectively, "Permitted Encumbrances"), and except that, in the case of each of the CBA Mortgage Loans, the related Mortgage encumbering the related Mortgaged Property also secures another mortgage loan; and with respect to each Mortgage Loan, such Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan; the premium for such policy was paid in full; such policy (or if it is yet to be issued, the coverage to be afforded thereby) is issued by a title insurance company licensed to issue policies in the state in which the related Mortgaged Property is located (unless such state is Iowa) and is assignable (with the related Mortgage Loan) to Depositor and the Trustee without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by this Agreement; no claims have been made under such policy and Seller has not undertaken any action or omitted to take any action, and has no knowledge of any such act or omission, which would impair or diminish the coverage of such policy;

            (xiv) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and no future advances have been made which are not reflected in the related Mortgage File;

            (xv) Except as set forth in a property inspection report or engineering report prepared in connection with the origination of the Mortgage Loan, as of the later of the date of origination of such Mortgage Loan or the most recent inspection of the related Mortgaged Property by Seller, as applicable, and to the knowledge of Seller as of the date hereof, each related Mortgaged Property is free of any material damage that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan (normal wear and tear excepted). If any of the inspection or engineering reports referred to above in this paragraph (xv) revealed any immediate repair items, then one of the following is true: (A) the repairs and/or maintenance necessary to correct such condition have been completed in all material respects; (B) an escrow of funds is required or a letter of credit was obtained in an amount reasonably estimated to be sufficient to complete the repairs and/or maintenance necessary to correct such condition; or (C) the reasonable estimation at the time of origination of the Mortgage Loan of the cost to complete the repairs and/or maintenance necessary to correct such condition represented no more than the greater of (1) $50,000 and (2) 2% of the value of the related Mortgaged Property as reflected in an appraisal conducted in connection with the origination of the subject Mortgage Loan; as of the closing date for each Mortgage Loan and, to Seller's knowledge, as of the date hereof, there is no proceeding pending for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or value of the Mortgaged Property;

            (xvi) Seller has inspected or caused to be inspected each related Mortgaged Property within the past twelve months, or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within three months of origination of the Mortgage Loan;

            (xvii) No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature other than the ARD Loans which may have negative amortization from and after the related Anticipated Repayment Date;

            (xviii) Each Mortgage Loan is a whole loan, and neither the Mortgage Loan nor the related Mortgage Loan Documents create or grant an equity participation to the lender or any other party;

            (xix) The Mortgage Rate (exclusive of any default interest, late charges, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury. Except to the extent any noncompliance did not materially and adversely affect the value of the related Mortgaged Property, the security provided by the Mortgage or the related borrower's operations at the related Mortgaged Property, any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

            (xx) Neither Seller nor, to Seller's knowledge, any originator, committed any fraudulent acts during the origination process of any Mortgage Loan and the origination, servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary commercial mortgage lending standards, and no other person has been granted or conveyed the right to service the Mortgage Loans or receive any consideration in connection therewith, except as provided in the Pooling and Servicing Agreement or any permitted subservicing agreements and/or servicing rights purchase agreements being executed and delivered in connection therewith;

            (xxi) All taxes and governmental assessments that became due and owing prior to the date hereof with respect to each related Mortgaged Property and that are or may become a lien of priority equal to or higher than the lien of the related Mortgage have been paid or an escrow of funds has been established and such escrow (including all escrow payments required to be made prior to the delinquency of such taxes and assessments) is sufficient to cover the payment of such taxes and assessments;

            (xxii) All escrow deposits and payments required pursuant to each Mortgage Loan are in the possession, or under the control, of Seller or its agent and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, all such escrows and deposits are being conveyed by Seller to Depositor and identified as such with appropriate detail, and any and all requirements for the disbursement of any such escrows have been complied with in all material respects;

            (xxiii) Each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Pooling and Servicing Agreement, in an amount not less than the lesser of the principal amount of the related Mortgage Loan and the replacement cost (with no deduction for physical depreciation) and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the related Mortgaged Property; each related Mortgaged Property is also covered by business interruption or rental loss insurance which covers a period of not less than 12 months and comprehensive general liability insurance in amounts generally required by prudent commercial mortgage lenders for similar properties; all Mortgaged Properties in California or in a seismic zone 4 or 5 have had a seismic assessment done and earthquake insurance was obtained to the extent any such Mortgaged Property has a probable maximum loss in the event of an earthquake of greater than twenty percent (20%) of the replacement value of the related improvements; if the Mortgaged Property for any Mortgage Loan is located within Florida or within 25 miles of the coast of North Carolina, South Carolina, Georgia, Alabama, Mississippi, Louisiana or Texas, then, such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and (ii) 100% of the insurable replacement cost of the improvements located on the related Mortgaged Property; the Mortgaged Properties securing all of the Mortgage Loans having a Cut-off Date Principal Balance in excess of $3,000,000 have, as of the date hereof, insurance policies in place with respect to acts of terrorism or damage related thereto (excluding acts involving nuclear, biological or chemical terrorism), except any such Mortgage Loans that are listed on the applicable Exception Report. All premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies or the related insurance certificates require prior notice to the insured of reduction in coverage, termination or cancellation, and no such notice has been received by Seller; such insurance names the lender under the Mortgage Loan and its successors and assigns as a named or additional insured; each related Mortgage Loan obligates the related borrower to maintain all such insurance and, at such borrower's failure to do so, authorizes the lender to maintain such insurance at the borrower's cost and expense and to seek reimbursement therefor from such borrower;

            (xxiv) There is no monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan. To Seller's knowledge, there is no (A) non-monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan or (B) event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (A) or (B), would materially and adversely affect the use or value of the Mortgage Loan or the related Mortgaged Property. Notwithstanding the foregoing, this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation or warranty made by Seller elsewhere in this Exhibit A or the Exception Report;

            (xxv) No Mortgage Loan has been more than 30 days delinquent in making required payments since origination and as of the Cut-off Date no Mortgage Loan is 30 or more days delinquent in making required payments;

            (xxvi) (A) Each related Mortgage contains provisions so as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure or, subject to applicable state law requirements, appointment of a receiver, and (B) there is no exemption available to the borrower which would interfere with such right to foreclose, except, in the case of either (A) or (B), as the enforcement of the Mortgage may be limited by bankruptcy, insolvency, reorganization, moratorium, redemption or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). No borrower is a debtor in a state or federal bankruptcy or insolvency proceeding;

            (xxvii) At origination, each borrower represented and warranted in all material respects that to its knowledge, except as set forth in certain environmental reports and, except as commonly used in the operation and maintenance of properties of similar kind and nature to the Mortgaged Property, in accordance with prudent management practices and applicable law, and in a manner that does not result in any contamination of the Mortgaged Property, it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials or other environmental laws; and the related borrower agreed to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of the foregoing representations, warranties or covenants given by the borrower in connection with such Mortgage Loan. A Phase I environmental report (or, with respect to residential cooperative loans with an original principal balance of $350,000 or less, a transaction screen meeting ASTM standards) and, with respect to certain Mortgage Loans, a Phase II environmental report was conducted by a reputable independent environmental consulting firm in connection with such Mortgage Loan, which report (or transaction screen) did not indicate any material non-compliance with applicable environmental laws or material existence of hazardous materials or, if any material non-compliance or material existence of hazardous materials was indicated in any such report (or transaction screen), then at least one of the following statements is true: (A) funds reasonably estimated to be sufficient to cover the cost to cure any material non-compliance with applicable environmental laws or material existence of hazardous materials have been escrowed by the related borrower and held by the related mortgagee; (B) if the environmental report recommended an operations and maintenance plan, but not any material expenditure of funds, an operations and maintenance plan has been required to be obtained by the related borrower; (C) the environmental condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof; (D) a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as "closed"); (E) such conditions or circumstances identified in the Phase I environmental report were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation; (F) a party unrelated to the borrower with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation; (G) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than two percent (2%) of the outstanding principal balance of the related Mortgage Loan; or (H) a lender's environmental insurance policy was obtained and is a part of the related Mortgage File. Notwithstanding the preceding sentence, with respect to certain Mortgage Loans with an original principal balance of less than $3,000,000, no environmental report may have been obtained, but (in such cases where a Phase I environmental report was not obtained) a lender's secured creditor impaired property environmental insurance policy was obtained with respect to each such Mortgage Loan. Each of such secured creditor impaired property environmental insurance policies is a part of the related Mortgage File. Each of such environmental insurance policies is in full force and effect, is in an amount not less than the 100% of the balance of the related Mortgage Loan, and has a term extending not less than five years after the maturity date of the related Mortgage Loan; the premiums for such policies have been paid in full; the Trustee is named as an insured under each of such policies; and Seller has delivered to the insurer all related environmental reports in its possession. To Seller's knowledge, in reliance on the environmental reports referred to in the second sentence of this paragraph (xxvii) and except as set forth in such environmental reports, each Mortgaged Property is in material compliance with all applicable federal, state and local environmental laws, and to Seller's knowledge, no notice of violation of such laws has been issued by any governmental agency or authority, except, in all cases, as indicated in such environmental reports or other documents previously provided to the Rating Agencies; and Seller has not taken any action which would cause the Mortgaged Property to not be in compliance with all federal, state and local environmental laws pertaining to environmental hazards;

            (xxviii) (1) Each Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (and the Mortgage requires the mortgagor to pay all fees and expenses associated with obtaining such consent), the related Mortgaged Property is directly or indirectly transferred or sold, and (2) except with respect to transfers of certain interests in the related borrower to persons already holding interests in the borrower, their family members, affiliated companies and other estate planning related transfers that satisfy certain criteria specified in the related Mortgage (which criteria is consistent with the practices of prudent commercial mortgage lenders) or any transfers in connection with the death or disability of owners of the borrower or, if the related Mortgaged Property is a residential cooperative property, transfers of stock of the related borrower in connection with the assignment of a proprietary lease for a unit in the related Mortgaged Property by a tenant-shareholder of the related borrower to other persons who by virtue of such transfers become tenant-shareholders in the related borrower, each Mortgage Loan also contains the provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (and the Mortgage requires the mortgagor to pay all fees and expenses associated with obtaining such consent), a majority interest in the related borrower is directly or indirectly transferred or sold;

            (xxix) All improvements included in the related appraisal are within the boundaries of the related Mortgaged Property, except for encroachments onto adjoining parcels for which Seller has obtained title insurance against losses arising therefrom or that do not materially and adversely affect the use or value of such Mortgaged Property. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value of such Mortgaged Property, the security provided by the Mortgage, the current use of the Mortgaged Property, or the related borrower's operations at the Mortgaged Property;

            (xxx) The information pertaining to the Mortgage Loans which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Agreement is complete and accurate in all material respects as of the dates of the information set forth therein (or, if not set forth therein, as of the Cut-off Date);

            (xxxi) With respect to any Mortgage Loan where all or any portion of the estate of the related borrower therein is a leasehold estate under a ground lease, and the related Mortgage does not also encumber the related lessor's fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel received from the ground lessor, Seller represents and warrants that:

            (A) The ground lease or a memorandum regarding such ground lease has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To Seller's knowledge, there has been no material change in the terms of the ground lease since its recordation, except by any written instruments which are included in the related mortgage file;

            (B) The lessor under such ground lease has agreed in a writing included in the related mortgage file that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

            (C) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and would be enforceable, by the lender) that extends not less than 10 years beyond the amortization term of the related Mortgage Loan;

            (D) Based on the title insurance policy (or binding commitment therefor) obtained by Seller, the ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject to Permitted Encumbrances and liens that encumber the ground lessor's fee interest;

            (E) Under the terms of the ground lease, the ground lease is assignable to the lender and its assigns without the consent of the lessor thereunder;

            (F) The ground lease is in full force and effect, Seller has no actual knowledge that any default beyond applicable notice and grace periods has occurred, and to Seller's knowledge, there is no existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

            (G) The ground lease or ancillary agreement, which is part of the Mortgage File, between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the lender;

            (H) The lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the lender is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default before the lessor may terminate the ground lease. All rights of the lender under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the lender;

            (I) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender. The lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the ground lease for any reason, or in any manner, which would adversely affect the security provided by the related Mortgage;

            (J) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the ground lessor may be entitled to a portion of such award;

            (K) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except as provided by applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by a prudent commercial mortgage lender, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan). Until the principal balance and accrued interest are paid in full, neither the lessee nor the lessor under the ground lease will have an option to terminate or modify the ground lease without the prior written consent of the lender as a result of any casualty or partial condemnation; and

            (L) Provided that the lender cures any defaults which are susceptible to being cured, the lessor has agreed to enter into a new lease upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding;

            (xxxii) With respect to any Mortgage Loan where all or a material portion of the estate of the related borrower therein is a leasehold estate, but the related Mortgage also encumbers the related lessor's fee interest in such Mortgaged Property: (A) such lien on the related fee interest is evidenced by the related Mortgage, (B) such Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or encumbrance upon such fee interest, (C) upon the occurrence of a default under the terms of such Mortgage by the related borrower, any right of the related lessor to receive notice of, and to cure, such default granted to such lessor under any agreement binding upon the lender would not be considered commercially unreasonable in any material respect by prudent commercial mortgage lenders, (D) the related lessor has agreed in a writing included in the related Mortgage File that the related ground lease may not be amended or modified without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, and (E) the related ground lease is in full force and effect, and Seller has no actual knowledge that any default beyond applicable notice and grace periods has occurred or that there is any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease;

            (xxxiii) Except in the case of each of the CBA Mortgage Loans with respect to those Mortgage Loans that are cross-collateralized or cross-defaulted, all other loans that are cross-collateralized or cross-defaulted with such Mortgage Loans are being transferred to Depositor hereunder;

            (xxxiv) Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof;

            (xxxv) (A) The Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (B) the fair market value of such real property, as evidenced by an appraisal satisfying the requirements of FIRREA conducted within 12 months of the origination of the Mortgage Loan, was at least equal to 80% of the principal amount of the Mortgage Loan (1) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (2) at the date hereof; provided that the fair market value of the real property must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (B) shall be made on an aggregated basis);

            (xxxvi) There are no subordinate mortgages encumbering the related Mortgaged Property, nor are there any preferred equity interests held by the lender or any mezzanine debt related to such Mortgaged Property, except as set forth in the Prospectus Supplement, in this Exhibit A or in the Exception Report;

            (xxxvii) Except in cases where the related Mortgaged Property is a residential cooperative property, the Mortgage Loan Documents executed in connection with each Mortgage Loan having an original principal balance in excess of $5,000,000 require that the related borrower be a Single-Purpose Entity (for this purpose, "Single-Purpose Entity" shall mean an entity, other than an individual, having organizational documents which provide substantially to the effect that it is formed or organized solely for the purpose of owning and operating one or more Mortgaged Properties, is prohibited from engaging in any business unrelated to such property and the related Mortgage Loan, does not have any assets other than those related to its interest in the related Mortgaged Property or its financing, or any indebtedness other than as permitted under the related Mortgage Loan). To Seller's actual knowledge, each borrower has fully complied with the requirements of the related Note and Mortgage and borrower's organizational documents regarding Single-Purpose Entity status;

            (xxxviii) Except in cases where the related Mortgaged Property is a residential cooperative property, each Mortgage Loan prohibits the related borrower from mortgaging or otherwise encumbering the Mortgaged Property, or any controlling equity interest in the borrower, without the prior written consent of the mortgagee or the satisfaction of debt service coverage or similar criteria specified in the Note or Mortgage which would be acceptable to a reasonably prudent commercial mortgage lender, and, except in connection with trade debt and equipment financings in the ordinary course of borrower's business, from carrying any additional indebtedness, except, in each case, liens contested in accordance with the terms of the Mortgage Loans or, with respect to each Mortgage Loan having an original principal balance of less than $4,000,000, any unsecured debt;

            (xxxix) Each borrower covenants in the Mortgage Loan Documents that it shall remain in material compliance with all material licenses, permits and other legal requirements necessary and required to conduct its business;

            (xl) Each Mortgaged Property (A) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (B) is served by public utilities and services generally available in the surrounding community or otherwise appropriate for the use in which the Mortgaged Property is currently being utilized, and (C) constitutes one or more separate tax parcels or is covered by an endorsement with respect to the matters described in (A), (B) or (C) under the related title insurance policy (or the binding commitment therefor);

            (xli) Based solely on a flood zone certification or a survey of the related Mortgaged Property, if any portion of the improvements on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency or the Secretary of Housing and Urban Development as having special flood hazards categorized as Zone "A" or Zone "V" and flood insurance is available, the terms of the Mortgage Loan require the borrower to maintain flood insurance, or at such borrower's failure to do so, authorizes the lender to maintain such insurance at the cost and expense of the borrower and such insurance is in full force and effect in an amount not less than the lesser of (A) the replacement cost of the material improvements on such Mortgaged Property, (B) the balance of the Mortgage Loan and (C) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program;

            (xlii) With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law or may be substituted in accordance with applicable law by the related mortgagee, and except in connection with a trustee's sale after a default by the related borrower, no fees are payable to such trustee, and such fees payable are payable by the borrower;

            (xliii) Except as disclosed in the Exception Report to this Agreement, to the knowledge of Seller as of the date hereof, there was no pending action, suit or proceeding, arbitration or governmental investigation against any borrower or Mortgaged Property, an adverse outcome of which would materially and adversely affect such borrower's ability to perform under the related Mortgage Loan;

            (xliv) No advance of funds has been made by Seller to the related borrower (other than mezzanine debt and the acquisition of preferred equity interests by the preferred equity interest holder, as disclosed in the Prospectus Supplement), and no funds have, to Seller's knowledge, been received from any person other than, or on behalf of, the related borrower, for, or on account of, payments due on the Mortgage Loan;

            (xlv) To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized did not materially and adversely affect the enforceability of such Mortgage Loan;

            (xlvi) All collateral for the Mortgage Loans is being transferred as part of the Mortgage Loans;

            (xlvii) Except as disclosed in the Exception Report or the Prospectus Supplement with respect to the Crossed Mortgage Loans and Mortgage Loans secured by multiple, non-contiguous real properties, no Mortgage Loan requires the lender to release any portion of the Mortgaged Property from the lien of the related Mortgage except upon (A) payment in full or defeasance of the related Mortgage Loan, (B) the satisfaction of certain legal and underwriting requirements that would be customary for prudent commercial mortgage lenders, which in all events include payment of a release price at least 125% of the appraised value of the property to be released or of the allocated loan amount of such property, (C) releases of unimproved out-parcels or (D) releases of other portions of the Mortgaged Property which will not have a material adverse effect on the use or value of the collateral for the related Mortgage Loan and which were given no value in the appraisal of the Mortgaged Property or of that portion of the Mortgaged Property used to calculate the loan-to-value ratio of the Mortgaged Property for underwriting purposes. No release or partial release of any Mortgaged Property, or any portion thereof, expressly permitted or required pursuant to the terms of any Mortgage Loan would constitute a significant modification of the related Mortgage Loan under Treas. Reg. Section 1.860G-2(b)(2);

            (xlviii) Any insurance proceeds in respect of a casualty loss or taking will be applied either to (A) the repair or restoration of all or part of the related Mortgaged Property, with, in the case of all casualty losses or takings in excess of a specified amount or percentage of the related loan amount that a prudent commercial lender would deem satisfactory and acceptable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses (except in any case where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender) or (B) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

            (xlix) Each UCC Financing Statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each assignment, if any, of such UCC Financing Statement to Seller was, and each assignment, if any, of such UCC Financing Statement in blank which the Trustee or its designee is authorized to complete (but for the insertion of the name of the assignee and any related filing information which is not yet available to Seller) is, in suitable form for filing in the filing office in which such UCC Financing Statement was filed;

            (l) To Seller's knowledge, (A) each commercial lease covering more than 10% (20% in the case of any Mortgage Loan having an original principal balance less than $2,500,000) of the net leaseable area of the related Mortgaged Property is in full force and effect and (B) there exists no default under any such commercial lease either by the lessee thereunder or by the related borrower that could give rise to the termination of such lease;

            (li) Based upon an opinion of counsel and/or other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property. With respect to Mortgage Loans with a Cut-off Date Principal Balance of over $10,000,000, if the related Mortgaged Property does not so comply, to the extent Seller is aware of such non-compliance, it has required the related borrower to obtain law and ordinance insurance coverage in amounts customarily required by prudent commercial mortgage lenders;

            (lii) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation (as defined herein) Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage or any substantially similar successor provision), the related Mortgaged Property, if acquired by a REMIC in connection with the default or imminent default of such Mortgage Loan would constitute "foreclosure property" within the meaning of Code Section 860G(a)(8) and all Prepayment Premiums and Yield Maintenance Charges with respect to such Mortgage Loan constitute "customary prepayment penalties" within the meaning of Treasury Regulation Section 1.860G-1(b)(2);

            (liii) With respect to any Mortgage Loan that pursuant to the Mortgage Loan Documents can be defeased, (A) the Mortgage Loan cannot be defeased within two years after the Closing Date, (B) the borrower can pledge only United States government securities in an amount sufficient to make all scheduled payments under the Mortgage Loan when due, (C) the borrower is required to provide independent certified public accountant's certification that the collateral is sufficient to make such payments, (D) the loan may be required to be assumed by a single-purpose entity designated by the holder of the Mortgage Loan, (E) the borrower is required to provide an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest,
      (F) the borrower is required to pay all Rating Agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel,
      (G) with respect to any Significant Loan (as defined in the Pooling and Servicing Agreement), the borrower is required to provide an opinion of counsel that such defeasance will not cause any REMIC created under the Pooling and Servicing Agreement to fail to qualify as a REMIC for federal or applicable state tax purposes and (H) with respect to any Significant Loan (as defined in the Pooling and Servicing Agreement), the borrower must obtain confirmation from each Rating Agency that the defeasance would not result in such Rating Agency's withdrawal, downgrade or qualification of the then current rating of any class of Certificates rated by such Rating Agency;

            (liv) The Mortgage Loan Documents for each Mortgage Loan provide that the related borrower thereunder shall be liable to the lender for any losses incurred by the lender due to (A) the misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (B) any willful act of material waste, (C) any breach of the environmental covenants contained in the related Mortgage Loan Documents, and (D) fraud by the related borrower; provided that, with respect to clause (C) of this sentence, an indemnification against losses related to such violations or environmental insurance shall satisfy such requirement; and provided, further, that, if the related Mortgaged Property is a residential cooperative property, then the subject Mortgage Loan is fully recourse to the borrower;

            (lv) If such Mortgage Loan is an ARD Loan, it commenced amortizing on its initial scheduled Due Date and provides that: (A) its Mortgage Rate will increase by no less than two percentage points in connection with the passage of its Anticipated Repayment Date and so long as the Mortgage Loan is an asset of the Trust Fund; (B) its Anticipated Repayment Date is not less than seven years following the origination of such Mortgage Loan; (C) no later than the related Anticipated Repayment Date, if it has not previously done so, the related borrower is required to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the applicable Master Servicer; and (D) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Monthly Payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures;

            (lvi) Except as disclosed in the Prospectus Supplement, no Mortgage Loan, and no group of Mortgage Loans made to the same borrower and to borrowers that are Affiliates, accounted for more than 5.0% of the aggregate of the Cut-off Date Principal Balances of all of the mortgage loans (including the Mortgage Loans) sold to Depositor by Column Financial, Inc., NCB, FSB and KeyBank National Association pursuant to those certain Mortgage Loan Purchase Agreements, each dated as of November 1, 2004, between Depositor and Column Financial, Inc., NCB, FSB and KeyBank National Association, respectively, as of the Cut-off Date;

            (lvii) Except for the Mortgage Loans with an initial principal balance less than $3,000,000, in connection with its origination or acquisition of each Mortgage Loan, Seller obtained an appraisal of the related Mortgaged Property, which appraisal is signed by an appraiser, who, to Seller's actual knowledge, had no interest, direct or indirect, in the borrower, the Mortgaged Property or in any loan made on the security of the Mortgaged Property, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan; and

            (lviii) Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

                                                                       EXHIBIT B


                             AFFIDAVIT OF LOST NOTE



STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF NEW YORK                  )


            ____________________________, being duly sworn, deposes and says:

            1. that he is an authorized signatory of KeyBank National Association ("KeyBank");

            2. that _______________ is the owner and holder of a mortgage loan in the original principal amount of $______________ secured by a mortgage (the "Mortgage") on the premises known as ______________ ______________ located in ______________;

            3. that _______________, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

            a note in the original sum of $______________ made by ______________, to _______________, under date of ______________
            (the "Note");

            4. that the Note is now owned and held by _______________;

            5. that the copy of the Note attached hereto is a true and correct copy thereof;

            6. that the Note has not been paid off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

            7. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except _______________; and

            8. upon assignment of the Note by _______________ to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and subsequent assignment by Depositor to the trustee for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2004-C4 (the "Trustee") (which assignment may, at the discretion of Depositor, be made directly by _______________ to the Trustee), _______________ covenants and agrees (a) promptly to deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of _______________'s failure to deliver said original Note to the Trustee.



                                        KEYBANK NATIONAL ASSOCIATION




                                        By: ___________________________________
                                            Name:
                                            Title:



Sworn to before me this _____
day of __________, 2004